IN THE UNITED STATES DISTRICT COURT
FOR THE DISTRICT OF MARYLAND
NORTHERN DIVISION

DRIVER OPPORTUNITY PARTNERS I, LP., a Delaware Limited Partnership
250 Park Avenue, 7th Floor
New York, NY 10177

Plaintiff,

v.

FIRST UNITED CORPORATION, a Maryland corporation
Serve on:
William B. Grant, registered agent
19 S. Second Street
Oakland, MD 21550

and

JOHN F. BARR, an individual
12404 Rocky Fountain Lane
Clear Spring, MD 21722-1763

and

BRIAN R. BOAL, an individual
317 E Oak Street, # 1
Oakland, MD 21550

and

M. KATHRYN BURKEY, an individual
120 S. Liberty Street
Cumberland, MD 21502

and

ROBERT W. KURTZ, an individual
139 N. Second Street
Oakland, MD 21550

and

JOHN W. McCULLOUGH, an individual

CASE NO. 1:20-cv-2575

COMPLAINT

(JURY TRIAL DEMANDED)

255 Tomar Drive
Oakland, MD 21550

and

ELAINE L. McDONALD, an individual
672 White Oak Drive
Swanton, MD 21561

and

PATRICIA MILON, an individual
1406 Ingeborg Court
McLean, VA 22101

and

CARISSA L. RODEHEAVER, an individual
1546 Orendorf Road
Accident, MD 21520

and

GARY R. RUDDELL, an individual
One Corporate Drive
Grantsville, MD 21536

and

I. ROBERT RUDY, an individual
115 S. Second Street
Oakland, MD 21550

and

MARISA A. SHOCKLEY, an individual
3018 Old Annapolis Trail
Frederick, MD 21701

and

H. ANDREW WALLS, III, an individual
915 Green Bag Road
Morgantown, WV 26508

Defendants.

COMPLAINT FOR DAMAGES AND INJUNCTIVE RELIEF

NOW COMES Plaintiff Driver Opportunity Partners I, LP ("Driver" or the "Fund") as and for its complaint against First United Corporation (the "Company," "First United," or "FUNC") and the individual members of the First United Board of Directors Messrs./Mses. Barr, Boal, Burkey, McCullough, McDonald, Milon, Rodeheaver, Ruddell, Rudy, Shockley, and Walls (the "Individual Defendants" or "Directors"; together the "Board") avers as follows[1].

NATURE OF THE ACTION

Driver is a minority shareholder in the publicly traded stock of FUNC, a Maryland bank holding company. In 2019, Driver raised concerns about the First United's prospects as a standalone enterprise and whether shareholders would be better served by a sale to a larger banking organization, as well as the separate interests of the directors that might prevent them from taking actions that would increase the value of all shareholders' investment in FUNC. If taken seriously by shareholders, these concerns threatened to disrupt the cozy relationship between the bank[2] and the entrenched members of its Board. When Driver refused to go away quietly after the bank ignored its requests, the Directors embarked on a secret campaign to disenfranchise Driver for the primary purpose of preventing a contested election of directors at the 2020 Annual Meeting—

---

[1] Mr. Kurtz retired from the Board on June 17, 2020—six days following the annual meeting—after serving on the Board for approximately 30 years. Ms. Milon did not stand for election at the June 11 meeting, but was appointed to the Board as of June 17, 2020.. Ms. McDonald retired from the Board on July 22, 2020 after serving on the Board for approximately 26 years. As used in the Complaint, "Board" refers to the directors (collectively) serving as of the time of the actions complained of.

[2] The bank is actually an asset of FUNC rather than FUNC itself (which is a holding company), but as the distinction is irrelevant here, Plaintiff at times refers to FUNC as "the bank" to reflect the nature of its business, or as "the company" to distinguish it from the Directors themselves.

thereby depriving all shareholders of the right to elect directors of their choosing—through every means at their disposal, lawful and otherwise. The Board's motive and objective were clear: eliminate the ability of shareholders to vote for any director candidate other than incumbent directors.

The Directors acted in their own names and also caused or endorsed action in the name of the corporation they control, squandering corporate resources for the primary purpose of stripping the voting rights of a "troublesome" shareholder—not just to silence the criticism but also, and more importantly, to prevent that shareholder from nominating candidates for director. Their plan from inception was to deprive all First United shareholders of their fundamental right to choose directors, thereby tainting the election of directors at the Company's 2020 annual meeting. Put bluntly, the Directors' intention was to ensure that there were no challenges to the election of Incumbent Director nominees at the 2020 Annual Meeting, thus guaranteeing the outcome of the election. The Company repeatedly lied to investors about the election, the voting process, and the merits of the concerns raised by Driver, all while abusing the regulatory process with its primary regulator and then lying to shareholders about it directly and in SEC filings subject to federal securities laws prohibiting false and misleading statements.

By this action, Driver seeks damages for multiple breaches of the Directors' fiduciary duties owed to Driver and all shareholders, their contempt for the shareholder franchise, flagrant disregard of the Company's responsibility to be truthful in public reporting and the Company's multiple abuses of process, defamation, tortious interference, unfair competition, and unjust enrichment. The multiple false and materially misleading statements and omissions in the Company's SEC filings also violate applicable federal securities laws. In addition to damages, Driver seeks an order invalidating the results of the tainted election of directors at the 2020 Annual

Meeting and directing First United to hold a special meeting of shareholders in order to elect directors to fill the resulting vacancies.

PARTIES

1. Plaintiff Driver Opportunity Partners I, LP is a Delaware limited liability company formed in April 2019 as an investment fund. Since August 2019, Driver has been beneficial owner of just under 5.1% of the outstanding shares of FUNC common stock.[3] Upon information and belief, Driver is one of the largest holders of FUNC common stock.

2. Defendant FUNC is the publicly-traded parent of Maryland-chartered First United Bank & Trust, a depository institution based in Garrett County, Maryland. First United Bank & Trust primarily operates in the markets of western Maryland and the surrounding regions of West Virginia. As a bank holding company, FUNC is subject to regulatory oversight by the Maryland Commissioner of Financial Regulation (the "Maryland Commissioner"), its primary state regulator.

3. Defendants John F. Barr; Brian R. Boal; M. Kathryn Burkey; Robert W. Kurtz; John W. McCullough; Elaine L. McDonald; Carissa L. Rodeheaver; Gary R. Ruddell; I. Robert Rudy; Marisa A. Shockley; and H. Andrew Walls, III (the "Incumbent Directors") served as members of FUNC's board of directors during the period leading up to the June 11, 2020 FUNC annual meeting of shareholders. Subsequent to the annual meeting, Mr. Kurtz and Ms. McDonald resigned from the board, and Ms. Milon was appointed (the Incumbent Directors without Kurtz and McDonald, plus Milon, collectively, the "Current Directors"). Upon information and belief,

---

[3] The general partner of Driver is a Delaware limited liability company with a name that also begins with "Driver," and for which non-party J. Abbott Cooper is managing member. When describing activities in March 2019 prior to formation of the fund, "Driver" thus refers to the activities of the general partner. Driver also has at times been referenced (mostly by First United representatives) with the pronoun "he," referring to Mr. Cooper.

all named individual defendants except Milon and Walls are residents of Maryland. Upon information and belief, Milon is a resident of Virginia and Walls is a resident of West Virginia.

JURISDICTION AND VENUE

4. This Court has subject matter jurisdiction pursuant to 28 U.S.C. § 1332. There is complete diversity among the parties and the amount in controversy exceeds the sum or value of $75,000, exclusive of interest and costs.

5. This Court has jurisdiction over each named Defendant because each Defendant is either a corporation that conducts business in and maintains operations in this District, or is an individual who has sufficient minimum contact with this District so as to render the exercise of jurisdiction by this Court permissible under traditional notions of fair play and substantial justice.

6. Venue is proper in this Court pursuant to 28 U.S.C. §1391(a) because one or more of the defendants either resides in or maintains executive offices in this District. The transactions and wrongful acts that give rise to this complaint occurred in this District.

FACTUAL BACKGROUND

I. First United Is An Underperforming Stock Managed By A Board of Directors With Entrenched Interests.

7. Driver invests in those publicly traded bank holding companies that it believes need an external catalyst to unlock shareholder value due to the conflicted interests of a board of directors. Specifically, Driver invests in publicly traded bank holding companies where it believes that sale value far surpasses standalone value and the primary impediment to a sale that would significantly increase the value of all shareholders' investment is a board of directors with interests that are not aligned with shareholders.

8. First United has a long record of underperformance relative to bank and general indices. FUNC's common stock began trading on Nasdaq on September 2, 1992. Since that time,

FUNC's stock price has underperformed the S.N.L. U.S. Bank Index (the "SNL Bank Index"), an index of all banks or bank holding companies that trade on a major U.S. exchange, by more than eighteen (18) times (more than 1800%) and has underperformed the Russell 2000 Index by more than forty-six (46) times (more than 4600%).[4] From December 31, 2019 to September 4, 2020, FUNC's stock price has declined by more than 54%, compared to declines of 33% for the SNL Bank Index and 7% for the Russell 2000 Index.

9. In addition, FUNC has a history of mismanagement that has led to massive destruction of shareholder value. For instance, a majority of FUNC's board of directors approved a strategy in 2007 designed to boost earnings. At the time of Driver's initial investment in March 2019, the results of that strategy were losses of more than $20 million of shareholders' equity relative to 2009 and 2010.

10. Prior to embarking on the failed 2007 strategy, which FUNC later admitted was reckless and ill-advised, tangible book value per share (a recognized measure of value creation for banking organizations) was $14.68 on December 31, 2007. Tangible book value per share then declined to $9.36 as of December 31, 2008, $9.17 as of December 31, 2009 and $8.46 as of December 31, 2010. Tangible book value per share at year-end did not exceed the 2007 value of $14.68 per share until 2018, ending a lost decade for FUNC shareholders.

II. Driver Invests In First United Corporation And Asks Management To Explore A Potential Sale To Improve Shareholder Value.

11. Based on extensive analysis and research, including analysis of First United's historical financial and operational performance, filings with the Securities and Exchange Commission (the "SEC") and regulatory data as well as discussions with other market participants

[4] As of September 1, 2020.

(such as other investors, research analysts, investment bankers and banking executives), Driver determined in early 2019 that FUNC's stock price was trading at a substantial discount to the price that Driver believed might be obtained in a sale.

12. In addition, based on Driver's analysis of the current and historical share ownership of First United's directors and management, the tenure of First United's directors, the amount First United's directors were paid for service on the Board relative to their ownership of First United common stock and other subjective factors, Driver determined that First United's directors' interests were not aligned with shareholders' interests generally, and that the principal impediment to a sale to increase the value of all shareholders' investment in FUNC was a board more interested in protecting their own interests than increasing shareholder value.

13. Driver first communicated its view that First United was likely worth far more in a sale than as a standalone business by letter dated March 15, 2019 to Defendant Rodeheaver, Chairman and CEO of First United. Driver requested that First United retain a qualified investment bank to solicit acquisition proposals from other banks for the purpose of testing the market. Driver also wanted to discuss First United's financial and operating performance with Ms. Rodeheaver.

14. On March 26, 2019, Driver first publicly expressed its views regarding First United by filing exempt solicitation materials with the SEC, which (i) stated Driver's belief that First United would be worth more in a sale than independent, (ii) expressed concern regarding First United's corporate governance and lack of alignment with shareholder interests, (iii) requested that First United retain financial advisors and explore a sale, and (iv) stated Driver's intention to vote against First United's nominees for director and against approving the compensation paid to First United's executive officers in 2018 at the Company's 2019 annual meeting of stockholders.

15. On March 28, 2019, Driver filed exempt solicitation materials with the SEC, comparing First United's total shareholder return for the period March 23, 2016 to March 26, 2019—which was negative 2.11%—to selected indices and publicly-traded banks. Driver also examined the compensation from First United to the Individual Defendant directors who had served continuously on the Board since before 2006.

16. Driver continued to communicate publicly and with Company management throughout the summer of 2019, reiterating its view that engaging an investment bank to evaluate a potential sale was more likely to improve shareholder value than continuing with the failed policies historically embraced by the entrenched board. One example of Driver's analysis is included here as Exhibit C, an August 20, 2019 presentation prepared for the Board that included Driver's analysis—indicating that FUNC could be worth from $25.69 to $32.93 per share in a sale. As of August 20, 2019, First United's stock price was $21.01 per share.

17. First United consistently ignored or rebuffed Driver's inquiries, typically but not exclusively through Defendant Rodeheaver.

18. On August 28, 2019, Driver purchased additional shares in FUNC, which increased Driver's stake in the corporation from 4.970% to 5.005%. By comparison, based on information contained in FUNC's 2019 Proxy Statement, First United's directors and officers as a group collectively owned shares representing only 4.3% of First United's outstanding common stock. Because its beneficial ownership thus exceeded 5% of a public company's stock, Driver filed a Schedule 13D with the SEC the following week, as required by federal law. 17 C.F.R. § 240.13d–19(a). At today's trading price, the market value of Driver's ownership interest is approximately $4 million.

19. The Schedule 13D publicly reported acquisition of the interest and its purpose, in full recognition of federal prohibitions against false or misleading statements. As reported in its Schedule 13D, Driver purchased shares in First United based on its belief that the shares, when purchased, were trading at a significant discount to fair value and that the then-current market price for First United's common stock did not fully reflect the value that might be obtained for the shares in a sale of First United to a larger banking organization. In addition, in response to the instructions for "Item 4. Purpose of Transaction" of Schedule 13D, Driver specifically disclaimed any present plan or proposal to directly cause the sale of the company or change the board of directors or management, among the matters set forth in subparagraphs (a)–(j) therein.

20. The Incumbent Directors interpreted Driver's public call for action to increase shareholder value and scrutiny of their failings as a direct threat to their interests and the cozy relationship they had enjoyed for decades. That same day, September 5, 2019, First United filed a Form 8-K claiming, *inter alia*, that Driver had "announced its intention to launch a distracting and costly public campaign." FUNC stock closed that day trading at $22.10 per share.

21. Driver had done no such thing. On September 6, 2019, Driver filed an amendment to the Schedule 13D eliminating any confusion caused by First United's inaccurate allegation that Driver had "announced its intention to launch" any type of "campaign," rather than what Driver had actually done—invite First United to constructively engage with shareholders regarding their legitimate concerns around shareholder value. In the same amendment, Driver implored First United to provide shareholders a summary of its current strategy to enhance shareholder returns, with specific initiatives in place of aspirational intentions. Over the next three days, the trading price of FUNC stock increased to $23.16 per share.

22. First United did not substantively respond, or provide shareholders any additional insight into the company's supposed strategy for improving shareholder value. Indeed, First United did not release an investor presentation until October 25, 2019, long after it had set in motion its campaign to disenfranchise Driver and prevent a contested election of directors. This demonstrated that the Board's first response to a shareholder challenging the wisdom of its strategic plan and direction was not to make its case to investors that the Board's strategic plan would produce greater shareholder value—rather, the Board's first response was to formulate a secret campaign (through direct appeals and political pressure) for the Maryland Commissioner to disenfranchise Driver. First United's campaign was premised on a strained interpretation of First United's bylaws that flouted fundamental rules of legal construction, but had the convenient attribute of suiting the Board's objectives. Under that interpretation, stripping Driver's ability to vote would also prevent Driver from being able to nominate candidates for election to director. Upon information and belief, at no time prior to 2019 did First United ever previously embrace this interpretation of its own bylaws.

23. On September 26, 2019, Driver released a presentation highlighting its concerns regarding First United's poor corporate governance practices. Driver criticized the Board's excessive tenure, poor risk oversight, entrenchment and conflicts of interest, all of which Driver believed demonstrated that the Board's overwhelming objective was not to increase shareholder value but preserve a culture of cronyism. In a press release, Driver raised the possibility of nominating candidates for director at First United's next annual meeting, typically held in May each year, unless the Board took immediate steps to increase shareholder value.

24. By that point, if not earlier, the Incumbent Directors identified Driver as a direct threat to their continued enjoyment of their separate interests as directors (whether compensation

for their service, status in the community, lucrative business relationships or otherwise) and complete lack of accountability to which they had grown accustomed over decades of below-market performance without shareholder demands for improvement.

25. The Incumbent Directors knew that the prospect of a sale created a conflict of interest between shareholders (who would benefit from the increased value of their investment) and themselves (since most directors would likely not continue as directors and lose the privileges and prestige associated with being on the Board). Because the Board's share ownership was negligible compared to the monetary and other benefits they had received and would continue to derive from serving as directors, the tradeoff between increased shareholder value and the likelihood that most directors would not remain on the board was not one the Board was willing to countenance.

26. Avoiding any potential for a sale, through whatever means necessary, immediately became an overwhelming objective for the Board, but as described below, the Board did not pursue that objective in the manner typical for other publicly traded corporations in similar circumstances (i.e., by aggressively making their case to investors, devising alternative strategic initiatives intended to increase shareholder value, etc.).

27. On October 1, 2019, when FUNC shares were back down to $22.00, another First United shareholder issued a press release calling on the Board to immediately explore a sale. Over the next two weeks, share prices steadily increased to $23.24.

28. Upon information and belief, during the fourth quarter of 2019 and the first quarter of 2020, potential buyers attempted to pursue a transaction (through conversations and meetings with Defendant Rodeheaver) to acquire FUNC at or around $28.00 per share, but Defendant

Rodeheaver prevented one or more potential buyers from ever making a formal proposal by flatly asserting that First United "was not for sale."

29. It is unknown, and therefore alleged upon information and belief, that Defendant Rodeheaver never (i) discussed these overtures with the Board, (ii) requested any analysis from First United's financial advisors regarding how potential sale values might compare to the prices at which First United might trade in the future, or (iii) discussed with First United's counsel whether a blanket rejection of a bona fide potential buyer capable of paying a significant premium to First United's all-time high trading price—without first ascertaining what price that potential buyer might pay to First United shareholders—was consistent with her fiduciary duties as a director.

30. It is also unclear, and therefore alleged upon information and belief, that Defendant Rodeheaver instructed First United's financial advisor Raymond James to ignore those overtures when preparing its "Strategic Analyses" for the Board, the conclusions of which (but not any of the actual analyses or assumptions underpinning such analyses) were later presented to shareholders as justification for the Board's "strategy" of "remaining independent."

31. On November 8, 2019, when FUNC shares were trading at $23.53, a third First United shareholder issued a press release calling on the Board to initiate a sale process. FUNC shares again started a steady increase.

III. First United Uses Its Access To State Regulators To Instigate A Government Investigation Into Driver.

32. On November 19, 2019, Driver announced publicly what it had reported to First United in late October—that Driver intended to nominate three fellow shareholders to the Board: Dr. Michael J. Driscoll, Ethan C. Elzen, and Lisa Narrell-Mead. FUNC stock closed that day at $24.48 per share.

33. Unbeknownst to Driver, in response to what they perceived as a direct threat to their interests in remaining on the Board and anticipation of a contested election for directors at the 2020 Annual Meeting, the Incumbent Directors had been working with the company's outside counsel to develop a plan to "protect" the bank—and their individual board seats—from shareholder scrutiny.

34. The plan was dependent on several factors: (1) a compliant state banking regulator susceptible to political pressure who would conveniently ignore due process protections; (2) the willingness of local legislators and other state officials to exert pressure on the state banking regulator; (3) an interpretation of First United's bylaws that ran contrary to both a plain reading and established rules of legal construction; and, perhaps most importantly, (4) that no one—particularly Driver and other shareholders as well as proxy advisors—would learn of the plan and its execution.

35. If First United was successful in execution of the plan, First United would expect to either completely prevent a contested election or, in a worst-case scenario, so confuse shareholders as to the ability of Driver to vote shares and validly of nominate director candidates as to almost guarantee that incumbent directors would be re-elected at the 2020 Annual Meeting, all the while creating a substantial drain on Driver's resources.

36. The elements of Defendants' plan were straightforward: first lobby and pressure the Maryland Commissioner to prohibit Driver from voting shares lawfully purchased, then apply a tortuous interpretation of First United's bylaws to claim that, due to the Maryland Commissioner's action, Driver (unlike any other holder of shares of First United's common stock) would be unable to nominate candidates for election to director.

37. To be clear, the Incumbent Directors' expressed intent and objective was to prevent any challenge to the Board's ability to guarantee that incumbent directors—and not candidates nominated by a shareholder—would be elected as directors at the 2020 Annual Meeting. This objective would be achieved by first co-opting a state agency to disenfranchise Driver and then claiming that as a result of the agency action, Driver would be precluded from nominating competing candidates for the Directors' seats, thereby depriving all shareholders the right to elect directors of their own choosing. Paragraphs 60-79 below set out how the plan was to work.

A. Statutory Framework of the Banking Commissioner.

38. The Maryland Commissioner of Financial Regulation (the "Commissioner") is the primary state regulator responsible for overseeing Maryland-chartered financial institutions like First United (both the bank and the holding company). The Commissioner's office is housed in the Maryland Department of Labor, Licensing, and Regulation ("DLLR"). The Commissioner is appointed by and reports to the Secretary of Labor, who in turn is appointed by the Governor.

39. The primary function of the Commissioner is to assure the safety and soundness of State-chartered financial institutions through regular examinations, ratings, and issuance of penalties, and annually reporting his operations to the General Assembly.

40. Like the Federal Reserve Board does with federally regulated banks, the Commissioner conducts regular examinations and engages in direct oversight to evaluate the safety and soundness of the financial institutions within its regulatory jurisdiction. Such supervisory information is generally shielded from public disclosure under a so-called regulatory privilege or, in certain cases, a deliberative process privilege.

41. This ongoing supervisory relationship fosters a continuous dialogue and day-to-day working relationship between the regulatory staff and the financial institutions they are responsible for overseeing.

42. The statutory framework for the Commissioner's regulation of Maryland financial institutions like First United is set out in the Financial Institutions ("FI") article of the Annotated Code of Maryland.

43. An entirely separate function from his supervisory role with respect to the regulated institutions themselves, the Commissioner also is authorized by statute with enforcement authority concerning unregulated persons who acquire a controlling interest in a Maryland bank or bank holding company. Reflecting these roles, the Commissioner's office is separated into a supervisory branch and a distinct enforcement branch.

44. The Commissioner is empowered by Title 2 of the Financial Institutions article (specifically FI §§ 2-113 through 2-116) to investigate and enforce actual and suspected violations of the Financial Institutions article, including the seldom-used FI § 3-314, entitled "Approval of Commissioner of certain stock transactions."

45. In general terms, Section 3-314 provides that a person who intends to make a "stock acquisition" in a Maryland bank or bank holding company shall first apply to the Commissioner sixty (60) days prior to the proposed purchase, for the Commissioner to determine if the proposed acquisition is anticompetitive or a threat to the safety or soundness of the banking institution. "Stock acquisition" is defined as either (i) acquiring 25% of the voting stock of a commercial bank, or (ii) otherwise acquiring voting stock that "will affect the power to direct or to cause the direction of the management or policy" of the banking institution or holding company. Section 3-314 does not state what percentage of stock ownership triggers its requirements.

46. Section 3-314 was enacted in 1965 to address changes in control over a regulated financial institution. It was later amended in 1979 for the stated purpose of bringing Maryland law into conformity with federal law as reflected in the Bank Holding Company Act, 12 U.S.C. § 1841.

47. The Financial Institutions article does not define what it means to "affect" the power to direct management or policy of a financial institution, but in reorganizing the code to its current formulation, the legislature was clear that the language was "derived without substantive change" from the predecessor statute. For its part, the DLLR (which houses the Commissioner's office) advised that it understood the 1979 law to apply only to a "purchaser of control or 25% of bank stock."

48. As amended, Section 3-314 authorizes the Commissioner to deny approval for a proposed acquisition when he determines it to be anticompetitive or "to threaten the safety or soundness of a banking institution." The statute provides that "[v]oting stock that is acquired in violation of this section may not be voted for 5 years."

49. Section 3-314 was recodified into its current form in 1980. Sections 2-113 through 2-116 (related to the Commissioner's enforcement authority) were enacted in 2000, and the Commissioner's office was first funded to operate under them in fiscal 2001.

B. The Commissioner's Interpretation and Use of Section 3-314 Prior to 2019.

50. While the Commissioner has over the years reviewed some number of applications made to it under Section 3-314, prior to 2019 it had never before opened an investigation into, or filed a civil action against, any purchaser of shares in a Maryland bank or bank holding company for an alleged failure to pre-clear with the Commissioner the intended or actual purchase of a controlling interest (or an interest that will or may "affect the power to direct . . . management or policy") therein.

51. When Driver purchased FUNC shares in open market purchases in 2019, there was no indication that the Commissioner ever had considered such purchases as "affecting the power to direct . . . management or policy" of a Maryland financial institution or that he had ever regarded Section 3-314 as requiring pre-approval for such minority holdings.

52. To the contrary, the public filings of these Maryland-chartered financial institutions for the same period (year ended December 31, 2019) all reflect ownership interests of individual investors well in excess of 5% (listed below), but the Commissioner has no record of a pre-approval application from any of them, and confirms that he did not open an investigation under FI § 3-314 into any of them for not having sought pre-approval:

Bank	Ownership Interest
a. **Eagle Bancorp, Inc.**	
• BlackRock, Inc. ("Blackrock"):	14.9%
• The Vanguard Group ("Vanguard"):	9.74%
• Wasatch Advisors, Inc.:	9.30%
b. **Sandy Spring Bancorp, Inc.**	
• Blackrock:	8.6%
• Dimensional Fund Advisors LP:	5.7%
c. **Shore Bancshares, Inc.**	
• Fourthstone, LLC:	9.2%
• Blackrock:	6.6%
• Vanguard:	5.4%
d. **Delmar Bancorp**	
• Kenneth Ray Lehman:	41.4%

53. Consistent with the federal law to which it was intended to conform, the Commissioner has consistently interpreted Section 3-314 as not requiring pre-approval of anticipated purchases of a 5% minority interest in Maryland-chartered financial institutions. And the Commissioner historically applied this same interpretation to First United and its investors.

54. In advance of the 2020 annual meeting, First United filed a Schedule 14A proxy statement disclosing that the families of two FUNC investors, Donald Moran and Lloyd Green, hold in the aggregate approximately 5.4% of FUNC shares, and that they would be supporting First United's candidates in the election. The Commissioner has confirmed that he has no record of these investors having sought pre-approval to acquire their shares in First United, and that he has no record of having ever opened an investigation into them under Section 3-314.

55. To raise funds in 2017, First United offered its existing shareholders the right to purchase newly-issued shares in the company, at a discounted price to market value, in proportion to their current holdings. To facilitate the offering, First United entered into "Standby Purchase Agreements" with a hedge fund (Second Curve funds) and a private equity fund (Castle Creek funds), under which the two funds agreed to purchase any shares not acquired by existing shareholders. In other words, the two funds agreed, if the shares were available, to purchase up to 783,626 new shares of FUNC (about 10% of the company) at a predetermined price. Neither of the funds applied to the Commissioner for advance approval of the proposed purchase, even though their obligations to purchase shares of FUNC stock would have occurred within sixty (60) days of the date of the Standby Purchase Agreement. The Commissioner did not open an investigation under FI § 3-314 into either of the entities. Even more tellingly, First United did not specifically require either of the two funds to obtain approval from the Commissioner pursuant to FI § 3-314.

56. Driver's criticism of First United's governance was vocal, and public, as early as March 2019.

57. On August 28, 2019, Driver's beneficial ownership of FUNC shares increased from 4.970% to 5.005%, and Driver publicly filed a Schedule 13D the next week, disclosing its interest.

58. Consistent with its practice in such matters, the Commissioner made no inquiry and took no action with respect to Driver's non-controlling interest in the company. Notwithstanding the absence of a statutory violation, First United and its Incumbent Directors saw an opportunity to silence a critical voice and quash shareholders' ability to consider alternative representation on the board.

59. Driver's minority interest in FUNC does not confer any special rights or control, or enable it to determine or materially influence the outcome of any matter put to the vote of FUNC shareholders. Its only influence with respect to FUNC's management and policy is its limited voting power and its ability to persuade First United's board, management, and other shareholders of the strength of its arguments, just like any other minority shareholder.

C. First United's Plan to Disenfranchise Driver and Invalidate Its Nominations.

60. First United's regulatory counsel is Andrew Bulgin ("Bulgin") at Gordon Feinblatt, LLC, f/k/a Gordon, Feinblatt, Rothman, Hoffberger & Hollander, LLC ("Gordon Feinblatt"). Gordon Feinblatt, and Bulgin in particular, regularly participated in oversight discussions with the Commissioner's staff and the Commissioner himself. Bulgin was on a first-name basis with the Commissioner, his assistant commissioners, the regulatory staff, and counsel.

61. Bulgin also regularly consulted with First United management and Directors (most frequently but not exclusively with Defendant Rodeheaver) about Driver's stated concerns. Tonya Sturm, First United's chief financial officer and secretary, regularly forwarded Driver's communications to Bulgin, who worked closely with First United in crafting its reactions, responses, and strategies throughout 2019.

62. Driver's criticisms of the Directors' governance and policies went largely unanswered by the company, and as summarized above, Driver's entreaties to management increased in frequency throughout August and September 2019.

63. In an effort to silence Driver and protect the Directors' seats on the board of directors, First United and its Directors adopted a plan with Bulgin's help.

64. Seizing on statutory language that violations could result in the loss of voting rights for five years, First United initiated a campaign to lobby the Commissioner to open an investigation into Driver for the express purpose of finding that its purchase of FUNC stock was in violation of FI § 3-314. A primary reason to invalidate Driver's voting rights was to claim that doing so also would invalidate Driver's nominations of candidates to the board of directors.

65. First, Bulgin e-mailed his contacts at the Commissioner's office to find out whether Driver had submitted an application to the depository institutions side of the office before purchasing shares of FUNC. Bulgin supplemented the e-mail with a request under the Maryland Public Information Act ("MPIA," the Maryland analogue to FOIA) on October 9, 2019.

66. By the following day, October 10, 2019 (Thursday), the assistant commissioner for depository corporate activities had determined that the office had no record of any "stock acquisition" applications responsive to First United's MPIA request. The staff reached out to Bulgin by telephone the following Tuesday, then "set up a time to chat" with him later that week. On Friday, October 18, 2019, the staff formally confirmed that the Commissioner had no record of an application under FI § 3-314 within the preceding five years.

67. With that confirmation, Bulgin got to work preparing a detailed petition imploring the Commissioner to open an investigation into Driver for the express purpose of stripping away

Driver's voting rights. Bulgin completed the submission and dossier on October 31, and had it hand-delivered to the Commissioner on November 1, 2019.

68. Recognizing that "[o]bviously, the Maryland Commissioner has jurisdiction with respect to violations of Section 3-314 of the FI Article," First United attempted to persuade the Commissioner to agree with the bank's theory: "Because Driver did not file an application with respect to such acquisitions [of FUNC stock], we believe that Driver violated Section 3-314 of the FI Article and is therefore prohibited from voting any of its shares of the Company's common stock for five years." First United appears to contend that no finding or other due process is required before Driver "is" prohibited from voting its shares.

69. First United was explicit about its intention and objective: "We hereby respectfully request that the Maryland Commissioner exercise its authority pursuant to Sections 2-114 and 2-115 of the FI Article and immediately investigate this matter and take such other actions with respect thereto as it deems appropriate, including . . . prohibiting Driver from voting any of its shares of the Company's common stock for the next five years . . . ." First United then pledged to assist the Commissioner with its investigation in any way that it could.

70. First United's submission was premised on multiple false and misleading assertions, including *inter alia*:

a. that Section 3-314 governs any effort by shareholders to influence management decisions other than through a change in control, such as by communicating with management;

b. that filing a SEC Schedule 13D constitutes an "admission" that the filer intends to exercise control over the target company;

c. that repeated calls for management to consider a sale equate to "forcing" a sale onto company management;

d. that publicizing a shareholder's views regarding the prudence (or imprudence) of management decisions constitutes unlawfully "influencing" other stockholders in their views;

e. that stating an intent to nominate candidates to stand for election against incumbents constitutes an effort to "control the strategic direction" of the company in violation of FI § 3-314;

71. All of the foregoing premises are false. Driver did not obtain any special rights by virtue of its minority holdings; it could have issued press releases, contacted management, nominated director candidates, and otherwise made its views known whether it owned 5%, or 1%, or even a single outstanding share of FUNC. Driver lacked any power to force the board of directors to do anything, except insofar as every shareholder has the power to make its opinions known. And Driver's Schedule 13D explicitly disclaimed rather than embraced any intent to exercise control over management. In addition, despite First United's frenzied claims about Driver's ability "to direct or to cause the direction of the management or policy," the fact remained that the Board was fully capable of resisting Driver's "demands" at all relevant times.

72. Yet, the false statements above feature prominently in First United's argument to instigate an investigation of Driver. First United asserted that the "distraction" to the board and management of having to respond to shareholder concerns voiced by Driver threatened a "risk to the continued safety and soundness of the Company and the Bank." That assertion also was false. To a regulator charged with protecting the safety and soundness of the institutions it supervises, such an allegation is tantamount to yelling "fire" in a crowded theater (not to mention calling into

question the competence of management to adequately attend to running the company for the shareholders they ostensibly serve).

73. All of these efforts were designed and intended to encourage a finding by the Commissioner that Driver had violated FI § 3-314, so that First United would not have to count Driver's votes at the upcoming annual meeting, and would not have to recognize Driver's nominees as candidates for election by a plurality of shareholders to the board of directors.

74. First United admitted that its intent was to strip Driver of its voting rights and deny the validity of its nominations. In an informal e-mail December 13, 2019 to the Commissioner, his legal counsel, and his staff, Bulgin complained about the bad press First United was likely to receive if it ignored another of Driver's concerns—this one relating to plurality voting. In surprising candor, Bulgin conveyed:

> First United does not want to . . . take some action that could be seen as an acknowledgement that Driver's nominations are valid. Of course, this issue completely dissolves if he is prevented from voting and, thus, making nominations, and I was hoping that we might have some clarity on the outcome of the investigation.

75. The whole purpose of First United's campaign was to prevent Driver's nominations from being able to stand for election at the annual meeting (tentatively in May 2020), thereby ensuring that shareholders could not elect any directors other than the Incumbent Directors. In a revealing e-mail, Bulgin explained as follows, in reference to the Board's decision to only provide for plurality voting at a contested election[5] by way of a Board resolution and not an amendment to its bylaws:

---

[5] At the time of Bulgin's e-mails to the Commissioner regarding the plurality-carve out, First United had a majority voting standard for the election of directors in all elections, contested or not, which meant that only directors who received a majority of the votes cast would be elected. The majority voting standard is disfavored in contested elections, since it is possible that neither competing candidate may receive a majority of the votes cast, resulting in neither candidate being elected and creating a vacancy that, generally speaking, the board of directors can fill with their

> At the expense of burdening you with too much information, I wanted to make it clear that in adopting a plurality carve-out to the majority voting standard, the [Board] in no way acknowledged, or intended to acknowledge, that Driver's nominations should be given effect or that Driver should be able to conduct a proxy contest with respect to the 2020 annual meeting. We and the Company continue to believe strongly that Driver's acquisitions of First United Stock violated FI Section 3-314 and that Driver is prohibited from voting its shares for 5 years. **You will notice that the Board was very careful in how it worded the carve-out: IF there is a contested election at the 2020 annual meeting, then the carve-out will apply. If there is no contested election because it is determined that Driver is not entitled to vote its share [sic] or, thus, submit director nominations, then the carve-out approved by the Board will be rendered moot. Because we do not yet know what position the DLLR will take, the Company's strategy for dealing with Driver must assume the worst.** [Emphasis added.]

76. It should go without saying that a Board engaged in the faithful exercise of its fiduciary duties and that respects the rights of shareholders would not consider the free exercise of shareholders' right to nominate and vote to elect directors the "worst."

77. In addition to the November 1 submission explicitly advocating to cancel Driver's shareholder rights (which according to First United, also removes its right to nominate candidates), on November 19, 2019, Bulgin again e-mailed the Commissioner, his counsel, and his staff, to advise that Driver had announced an intention to nominate three director candidates, leading Bulgin to ask for an update on the "resolution" of the FI § 3-314 claim First United was pushing, "and the timing of any correspondence to Driver." "Now that Driver has publicly announced its intention to nominate candidates," he continued, "I don't think the timing of DLLR's letter really matters at this point."

78. The following day, Bulgin e-mailed again to assert that "it would seem to me that the [nominees] too have engaged in a stock acquisition for purposes of FI Section 3-314."

---

nominee. Best practices in corporate governance call for a "plurality carve-out," whereby, in the event of a contested election, the candidate that receives the most votes (regardless of whether it is a majority of votes cast) wins.

79. First United continued this refrain for months. By March 30, 2020, FUNC filed a preliminary proxy statement in which it discussed the Commissioner's investigation and opined: "If Driver Management is ultimately prohibited from voting its shares of Common Stock or nominating the Driver Nominees, then any proxy that you deliver to Driver Management will be void and your vote will not be counted." Upon review, the SEC advised that the stated opinion did not flow directly from the language of the company's bylaws and directed First United to remove it. But its inclusion in the draft demonstrates First United's intent.

D. First United's Efforts to Cover Its Tracks.

80. First United developed its theory of liability under FI § 3-314 and presented it to the Commissioner on November 1, 2019, but First United said nothing about it publicly, or to investors, or to Driver itself.

81. Instead, First United's strategy depended on persuading the Commissioner to launch an investigation without disclosing First United's role, thereby enabling the bank to deny that it had anything to do with the allegations, and point to Driver as "under investigation" or, better yet, "in violation of Maryland law." The Board knew that shareholders and proxy advisors—including Institutional Shareholders Services ("ISS") and Glass-Lewis, which provide proxy voting advice to institutional investors—would view First United's plan to prevent a contested election by causing the Commissioner to prohibit Driver from voting its shares and its role in instigating and directing the Commissioner's investigation as information that was not only highly material to their voting decision (or, in the case of the proxy advisors, their recommendation), but also information that would likely cast an extremely negative light on the Board, its respect for shareholders' rights and its commitment to good corporate governance practices.

82. To keep its campaign secret, First United claimed that its November 1 submission somehow constituted "information obtained in the course of . . . examin[ing] the Company and the Bank," such that it should be shielded from disclosure under the regulatory privilege. That assertion, too, was false. First United knew that lobbying the Commissioner to open an investigation into Driver was unrelated to any examination of the bank or its holding company, and totally independent of any legitimate supervisory activity by the Commissioner.

83. For its part, the Commissioner's office also knew that none of First United's investigation-spurring submissions were properly characterized as "examination materials" or "supervisory information."

84. First United's true motivation was to avoid having to disclose that the investigation, should one be opened, was in fact instigated by First United, and that First United was actively encouraging both its progress and its pre-determined outcome. First United was fully aware that proxy advisory firms and other shareholders would review the actions of both sides leading up to a proxy fight, and the Company did not want to be seen as acting in a way that was contrary to even the most rudimentary notions of equity, good corporate governance, and fairness to shareholders.

85. First United's intent was clear. After submitting its November 1 exposition, Bulgin e-mailed Commission staff (including counsel) that "[i]f you decide to send any correspondence to third parties and feel it appropriate to copy me or the Bank, I would appreciate that those be blind-copies so that neither my name nor the Bank's name is associated with anything you send out."

86. First United supplemented its November 1 petition and e-mail with scores of unsolicited submissions, additional legal analyses, and reports of ongoing concerns raised by

Driver with respect to failings in First United management. Bulgin captioned his November 4 e-mail to the Commissioner's staff "CONFIDENTIAL SUPERVISORY INFORMATION." He did the same on November 6, and November 7, and again November 19, 20, and 21. The December 13 e-mail referenced above was captioned "CONFIDENTIAL SUPERVISORY INFORMATION," as were multiple submissions throughout January, February, and after.

87. Another example is First United's January 17, 2020 submission of a legal analysis of the claim First United wanted the Commissioner to bring. Again, Bulgin falsely represented that the argument reflected "information obtained in the course of exercising the Maryland Commissioner's authority to examine First United and the Bank," even though it had nothing at all to do with an examination.

88. The following month, Bulgin e-mailed Commission staff about their (now open) investigation of Driver, removing any doubt that First United was trying to hide its role in the investigation from public scrutiny: "I don't know when your meeting with Driver is, but, **as I stated during our meeting, it is extremely important to FUNC that Driver not come away from that meeting feeling that FUNC instigated your investigation**." [Emphasis added.]

89. As detailed below, *see* Paragraphs 124-153, First United lied about its involvement in the investigation in filings before the SEC, claiming that First United did not prompt or influence the investigation into Driver's acquisition of the Company's shares.

IV. <u>First United's Campaign To Pressure The Commissioner To Act.</u>

A. The Commissioner's Initial Response.

90. The Commissioner was receptive to First United's campaign in November 2019. But as he had never previously investigated anyone for allegedly failing to comply with FI § 3-314—an exercise solely within his jurisdiction—the Commissioner had no idea how to go about conducting an investigation such as First United was pressing. Accordingly, his initial view of the

law and procedure was heavily (and exclusively) influenced by First United's false and misleading analysis.

91. At First United's urging, the Commissioner and his staff drafted findings dated November 7, 2019, before an investigation was even opened, purporting to find a violation of Section 3-314 and invalidating Driver's voting rights. The Commissioner then scheduled a call with Bulgin to discuss the draft and how to proceed. In addition to his staff, the Commissioner invited an Assistant Attorney General to participate in the call.

92. The Commissioner's enthusiasm dissipated on Wednesday, November 20, 2019. That was the day the Commissioner obtained the benefit of further analysis from his staff and the AAG concerning First United's theory. His internal summary advised him that:

a. Federal law requires filing a Schedule 13D whenever a person's equity ownership exceeds 5% of the outstanding shares, that Schedule 13D requires a statement of purpose or intent, and that filing a Schedule 13G is optional;

b. Driver's Schedule 13D filed August 28, 2019 expressly *disclaimed* any intent to do that which Bulgin and First United had asserted—exercising control over management of the company;

c. FI § 3-314 was originally enacted to address a change in control, defined as acquiring 25% or more of outstanding stock or the "power to direct or cause the direction" of management;

d. FI § 3-314 was amended in 1979 to authorize the Commissioner to deny a proposed acquisition and to add the voting prohibition, with the express intent that the 1979 amendment would "conform the requirements as to stock acquisition to the federal law, *i.e.*, the Bank Holding Company Act, 12 U.S.C § 1841 *et seq.*, and *inter alia*,

e. The Bank Holding Company Act governs those who "exercise[] a controlling influence over the management or policies".

93. Perhaps most importantly, the Commissioner was advised that Driver's voting rights are subject to Due Process protections: "Since stock is personal property, and voting power is a common shareholder right, without hitting the 25% threshold, if the Commissioner issues a letter to Driver stating th[at] Driver's failure to apply to the Commissioner prior to acquiring the 5.08% of common share in First United Corporation ("United"), Driver could make a 14th amendment claim that the Commissioner is depriving Driver of its property right."

94. The Commissioner's advisory memo recommended that in light of the federal standards, he contact the Federal Reserve Board about First United's theory before taking further action under FI § 3-314.

95. Following November 20, 2019, the Commissioner took no action against Driver, although he continued to receive dozens of unsolicited e-mails and submissions from Bulgin and First United.

B. First United Leans on the Commissioner for Action Against Driver.

96. Despite repeated e-mails and other inquiries to the Commissioner's office, First United was not certain by January 2020 whether the Commissioner had ever opened the investigation for which it had been lobbying. So First United enlisted the help of State Senator George Edwards, Garrett County Delegate Wendell Beitzel, and representatives of Governor Hogan's office to pressure the Commissioner into taking action against Driver.

97. In early January, responding to continued pressure from First United and from elected officials, the Commissioner expressed to Bulgin his uncertainty that it was appropriate for him to pursue an investigation of Driver. In response, Bulgin sent the Commissioner an e-mail (addressed to "Tony") explaining that the enforcement sections of Financial Institutions Title 2

(§§ 2-114 through 2-117) "unquestionably" authorize the Commissioner to go after Driver. In the same e-mail, Bulgin requested a short in-person meeting with the Commissioner to discuss "some final thoughts".

98. On January 15, 2020, prompted by requests from the Incumbent Directors, Senator Edwards and Delegate Beitzel contacted the Governor's office to request a meeting with the Secretary of Labor, the Commissioner, and Defendant Rodeheaver, to discuss the investigation for which First United had been lobbying since October 2019. That meeting was scheduled for January 22, 2020.

99. On January 21, 2020, the day before his meeting with the elected officials and his boss, the Commissioner had his Director of Enforcement notify Driver that the Commissioner's office opened an investigation under FI § 3-314 into Driver's purchase of FUNC stock.

100. Bulgin and First United coordinated closely with the Commissioner, and expected notice of the investigation to stop Driver in its tracks. When Driver continued to make statements critical of the Incumbent Directors on January 22, 2020, Bulgin concluded that Driver must not be aware of the inquiry, in an e-mail to an assistant Commissioner: "the fact that Abbott Cooper . . . filed additional soliciting material today makes me think that Abbott has not received the Commissioner's letter."

101. That was the same day, January 22, 2020, the Commissioner and his boss, Secretary of Labor Tiffany Robinson, met in Senator Edwards's General Assembly office with Delegate Beitzel, representatives of the Governor, Defendant Rodeheaver, and Bulgin, for the purpose of discussing FUNC's allegations.

102. By January 27, 2020, Bulgin was e-mailing the Commission staff, reflecting both the close involvement of First United in launching the investigation as well as the highly improper coordination between the Commissioner's office and the bank:

> I'm curious whether your office has gotten any response from Driver, either a substantive response or a simple acknowledgement of receipt of the letter that was sent to Driver. If you could let me know either way, that would be helpful . . . . [Driver] is continuing to file soliciting material with the SEC regarding his campaign, and that has everyone feeling a bit nervous that maybe he doesn't regularly check his post mail and might not have seen the letter."

103. On January 28, 2020, before Driver had even gotten to respond to the January 21 letter (received January 23), the Commissioner issued a subpoena to Driver, directing production of information related to Driver's investment activities "which may affect the power to direct or cause direction of the management of policy of First United Corporation."

104. From February 11-13, 2020, the Governor's office reported privately to Senator Edwards that the Commissioner was planning to coordinate with First United about the investigation and that there has been "lots of communication with the investor [Driver]," and Senator Edwards in turn notified Rodeheaver of the Commissioner's progress.

105. On February 28, 2020, Driver responded to the subpoena, maintaining the absence of any FI § 3-314 violation and setting out a comprehensive analysis refuting the premise of the investigation, which conflicts with the federal law with which the statute is supposed to comport. At the time, Driver was unaware that First United had instigated the investigation, and Driver had not seen the November or January analyses submitted by First United to the Commissioner.

106. On March 12, 2020, Senator Edwards again contacted Secretary Robinson because he was "anxious to have this resolved," and on March 23, the Commissioner issued additional requests to Driver.

107. On March 26, 2020, one of FUNC's board members, Defendant Gary Ruddell, appealed to Senator Edwards and Delegate Beitzel, copying other FUNC directors, expressing frustration that the Commissioner had not yet found a violation by Driver.

108. The lawmakers responded the same day, again asking Secretary Robinson to "help the bank" deal with Driver, and again asking the Governor's office to intercede.

109. Throughout this period, First United continued to delay setting the date for its annual meeting until it could obtain assurances that Driver's voting rights were likely to be impacted or undermined.

110. On April 16, 2020, Driver submitted a supplemental response to the Commissioner's March 23 requests, explicitly questioning First United's role spinning up the investigation.

111. The next day, First United filed its definitive proxy statement with the SEC, setting the annual meeting for June 11, 2020 and supporting the candidacy of Defendants John W. McCullough, John F. Barr, Brian R. Boal and Marisa A. Shockley for the election to Board of Directors.

V. First United Aggressively Markets The Presumed Effect Of The Investigation Without Waiting For The Commissioner To Actually Find Liability.

A. First United Misrepresented the Effect of the Investigation.

112. At every opportunity, First United attempted to capitalize on the existence of the Commissioner's investigation to imply that Driver's position lacked merit, to call into question Driver's ability to vote, and to confuse investors as to the validity of Driver's nomination of candidates for election to the board.

113. First United's press releases and proxy statements are subject to 17 C.F.R. § 240.14a(9), which prohibits it from making any false or misleading statements regarding a material fact.

114. As noted above, on March 30, 2020, First United released its preliminary proxy statement, including the misleading assertion that "If Driver Management is ultimately prohibited from voting its shares of Common Stock or nominating the Driver Nominees, then any proxy that you deliver to Driver Management will be void and your vote will not be counted." The SEC challenged this assertion and directed First United to remove it from the proxy statement.

115. On April 7, 2020, First United issued an amended preliminary proxy statement, again citing the mere existence of the investigation as a reason to discount Driver's position, as though it were the product of the Commissioner's independent inquiry: "The Board . . . strongly and unanimously urges you to **NOT** sign or return any proxy card sent to you by Driver Management. Driver Management is currently being investigated by the Office of the Maryland Commissioner of Financial Regulation (the "Maryland Commissioner") for acquiring shares of the Corporation's stock in violation of Section 3-314 of the Financial Institutions Article . . . ."

116. The April 7 proxy asserted that the company's bylaws permitted nominating director candidates "only if that person is a shareholder who is entitled to vote for the election of directors." The company's intent was to dissuade shareholders from signing proxy cards in support of candidates for whom an adverse finding by the Commissioner as to Driver could invalidate the nomination as to the director candidates.

117. The SEC disagreed that the company bylaws said what First United claimed. In a letter dated April 7, 2020, the SEC noted that First United's interpretation did not flow necessarily from the language of the bylaws, and asked whether First United had obtained "an opinion of

counsel to support its view." First United had not been able to obtain, or had not requested, an opinion from either of the two law firms then representing First United (or any other) that its stated interpretation of the bylaw provision was correct.

118. Upon information and belief, at the time of its representations to investors and to the Commissioner, First United knew that its bylaws did not support the conclusion that Driver's nominations would be invalid, even assuming the Commissioner had attempted to strip Driver's voting rights under FI § 3-314.

119. When First United filed its definitive proxy statement on April 17, it retained the headline and summary that Driver was "currently being investigated." First United also retained its argument that Driver's nominations would not be valid if Driver is unable to vote—an argument for which it had not obtained a supporting legal position—but modified the language to say that it was the company's "view" or "position," or its "interpretation" of the bylaw provisions.

120. First United also included—now known to have been at the direction of the SEC—a statement that if the Commissioner has not acted by the date of the annual meeting, then Driver "would be able to make its nominations" at that meeting.

121. As the meeting approached, First United was exerting more and more pressure on the Commissioner to complete his inquiry and make some kind of decision, so it could supplement its proxy statement and more definitively undercut Driver's voting rights and nominations.

122. At the same time, the Commissioner was feeling pressure of his own, because Driver had submitted its own MPIA request to DLLR, through which it soon would learn all of the facts about First United's campaign that so far been kept secret. As of May 11, 2020, Commission staff already were actively forwarding to the MPIA production coordinator documents responsive to Driver's MPIA request—including the dozens of e-mails, entreaties, demands, and requests

submitted to the Commissioner by First United, the Incumbent Directors, and their advisors and proxies.

123. For its part, First United ratcheted up the rhetoric. On May 12, 2020, still with no word from the Commissioner, the Company issued a press release again falsely stating that the mere existence of the investigation showed that Driver had violated FI § 3-314. First United stated: "The fact is that Driver is under investigation by the [Commissioner] with respect to Driver's acquisitions of shares of First United in violation of Maryland law." First United also denied its role in instigating it.

B. First United Lied About Its Role in the Investigation.

124. By May 14, 2020, the Commissioner was not prepared to find that Driver had violated FI § 3-314, but he needed to appease First United and its surrogates. That day, he wrote a letter to Driver advising that his staff was recommending a finding that Driver had violated FI § 3-314. The Commissioner himself had not reached any conclusions or made any findings, but he indicated that he would consult the state Attorney General's office as to what steps, if any, he should undertake. At First United's request, the Commissioner agreed to send a courtesy copy of the letter to First United.

125. Driver issued a press release on Friday, May 15, 2020, making the Commissioner's May 14 letter public and questioning whether First United played a role in the Commissioner's investigation. Driver suspected that First United had been working behind the scenes to drive its agenda through the Commissioner, but Driver could not know with certainty, and First United repeatedly denied having been involved.

126. First United did not wait for the Commissioner to make findings or reach a conclusion that someone (anyone) had actually violated any statute; the implication was enough.

But for the implication to be credible, First United had to convey the false impression that it was independent—*i.e.*, that Driver had not been operating behind the scenes to push the agenda.

127. In multiple SEC filings, First United had already denied that the company was behind the investigation, and implied—or stated outright—that the investigation was a matter solely between the Commissioner and Driver resulting from independent action by the Commissioner. These statements were false or exceptionally misleading, including the following:

a. On April 17, 2020, FUNC filed its definitive proxy statement, discussing in detail its views as to the possible outcomes of the Commissioner's investigation. But FUNC was silent as to its role in conceiving the legal theory and strategy, and lobbying the Commissioner to launch it, facts that an ordinary reader naturally would expect to be included if First United had played a role in provoking the investigation. The omission of First United's role created a false impression that it had not lobbied for or otherwise pressured the Commissioner to open the investigation.

b. The same April 17 proxy stated that on February 19, 2020, First United's counsel was interviewed by representatives of the Commissioner's office (the first published reference to any contact between the Commissioner's office and FUNC or its advisors). A reasonable person reading this statement would conclude that the referenced exchange was the first contact between FUNC representatives and the Commissioner regarding an investigation into Driver's acquisition of shares, which is false.

c. On May 12, 2020, FUNC filed additional proxy materials stating "we have not sought to unduly influence or control the outcome of this investigation."

d. On May 15, 2020, FUNC issued an investor deck as solicitation material, including this statement in response to Driver speculating that Defendant Rodeheaver was using her connections to influence the Commissioner: "Driver's claim that Ms. Rodeheaver used her position as Chairman of the Board of the Maryland Bankers Association to influence the Maryland regulator's investigation is completely false." In reality, Defendant Rodeheaver had not gone through the trade group; it was worse—she went directly to the Commissioner himself (and the Governor, and a State Senator, and a County Delegate, and the Secretary of Labor). A copy of the May 15 slide is attached here as Exhibit D (p. 19). The entire purpose of the slide is to convey that First United played no role instigating the Commissioner's investigation, and did not try to influence it: "This is a matter between Driver and the regulator, and Driver is making yet another false assertion to try to blame First United . . . ." First United intended to convey the false impression that the Commissioner, on its own initiative, identified and pursued Driver for a supposed violation of Maryland law. The whole slide is false and misleading.

128. All of these actions and statements by First United were designed and intended for the express purpose of misleading other shareholders as to the genesis and purpose of the Commissioner's investigation, to falsely convey that the Commissioner had acted independently, and to falsely convey that First United had not played a role in conceiving, advocating for, and constantly pressuring the Commissioner to strip Driver's voting rights and (under First United's novel interpretation of its bylaws) invalidate the nominations for competing directors.

129. All of these statements were made in SEC filings subject to federal prohibitions on making false or materially misleading statements.

130. By the weekend of May 16-17, 2020, the company, Incumbent Directors, and counsel all thought they had managed to keep secret the role they played in aggressively pushing the Section 3-314 narrative. Bolstered by their expectation that their months of campaigning would remain secret, they authorized a statement early Monday morning, May 18, flat-out lying about the company's role, the actions of its executives, and the presumptive independence of the Commissioner's investigation. This is what they said:

a. "First United did not instigate, direct or control the investigation into Driver's acquisition of the Company's shares,"

b. "[N]or did any of First United's executives use their positions or relationships . . . to influence the investigation."

c. "Any failure to comply with Maryland law . . . is the sole responsibility and fault of Driver and no one else."

131. Each of these statements is false or actionably misleading. As to subparagraph (a), First United absolutely did instigate the investigation. Hardly any other word as fairly characterizes what it means to prepare a (flawed) legal analysis, tell the Commissioner what his legal authority was, and explicitly ask him to exercise that authority to open an investigation that he otherwise had no intention of opening. As to subparagraph (b), the ellipses refer to trade associations, attempting to convey that whatever actions Defendant Rodeheaver and other FUNC representatives took, it wasn't through trade associations. Such a carve-out hardly changes the central meaning of the statement denying that FUNC executives used their positions and relationships to influence the investigation—something they absolutely did. Subparagraph (c) falsely implies that the Commissioner acted independently on the basis of his own judgment and

prosecutorial discretion, rather than at the behest of First United and the intense lobbying campaign it brought to bear.

VI. First United Lied About The Effect Of The Investigation And Filed A Frivolous Lawsuit.

132. When First United issued its press release that Monday morning May 18, it did not know that the preceding Friday afternoon, DLLR had produced documents to Driver in response to Driver's long-pending MPIA request. That production for the first time revealed the extent of First United's involvement in conceiving, instigating, and encouraging the Commissioner's investigation.

133. By May 18, the Commissioner had not adopted the recommendation of his staff concerning a potential violation (and would later go on to specifically disclaim any such finding). Driver sought assurances from First United that it would honor Driver's shareholder rights at the upcoming annual meeting, unless and until a final and binding determination that Driver had violated FI § 3-314.

134. Driver thereafter issued a press release disclosing selected documents obtained from the MPIA production—documents that directly refuted First United's denials of involvement earlier that morning.

135. On May 20, 2020, in lieu of providing the requested assurances, First United filed a declaratory action against Driver in the Circuit Court of Maryland for Garett County, Case No. 11-CV-20-42. The Garrett County Circuit Court has one judge, the Honorable Raymond G. Strubin. Judge Strubin recused himself *sua sponte* on June 2, 2020.

136. The pretextual premise of the lawsuit is that the Commissioner found in his May 14 letter that Driver had violated FI § 3-314. That premise was false when made, and known by the Company, the Incumbent Directors, and its counsel to be false when advanced by First United.

137. In its complaint, First United alleged: "[i]t is undisputed that [Driver's] acquisition[] of shares of First United common stock constituted a 'stock acquisition' as defined by FI Article § 3-314(a)." Ex. B, Compl. ¶ 17. That statement was knowingly false when made.

138. First United also claimed that as of May 20, the Commissioner "has determined that [Driver's] stock acquisitions violated FI Article §3-314." *Id.* That statement also was knowingly false when made.

139. First United requested that the Circuit Court declare, *inter alia*, that Driver is prohibited from casting votes at the June 11, 2020 annual meeting, that First United is not required to count Driver's votes at the meeting, and that Driver cannot exercise its voting shares in FUNC for five years.

140. First United transmitted a copy of the complaint to Driver that afternoon, explaining that "[b]ased on conclusive findings of the Maryland Regulator, First United does not intend to count votes attributable to First United common stock owned by Driver . . . at First United's 2020 annual meeting of shareholders."

141. On the same day, May 20, First United filed a supplemental proxy statement with the SEC, repeating or otherwise asserting the following false or actionably misleading statements to all shareholders:

a. that the Commissioner issued letters "in which it concluded . . . that there is sufficient evidence to find" that Driver and its nominees violated FI § 3-314.

b. that Driver "ignore[d]" the Commissioner's May 12 letter "as well as Maryland law."

c. that Driver cannot exercise its voting shares for five years because it violated FI § 3-314.

d. First United characterized the nature of the state court declaratory action as to "confirm . . . that Driver and its proposed candidates are prohibited from voting."

e. "First United did not instigate the Investigation."

f. "Driver was found to be in violation of Maryland law."

g. "[Driver] is prohibited from voting its shares at the Company's upcoming Annual Meeting."

h. "First United's executives [did not] use their positions or relationships . . . to influence the investigation."

i. Driver was not operating "within the confines of the law."

142. The claim stated in the complaint was entirely pretextual. The Commissioner had not issued a binding order (or any order at all), had made no findings, and had reached no conclusions of liability or otherwise. The clear purpose of First United's statements was to confuse and/or mislead FUNC shareholders as to the legitimacy of Driver's nominations, the process to be employed at the upcoming meeting, and whether proxies cast in favor of Driver would be counted.

143. The effect of First United's false statements was that shareholders were unable to freely and fairly cast an informed vote on Driver's nominees.

144. In reality, the Commissioner did not adopt the position of his staff referenced in the May 14 letter. Instead, he declined to conclude that Driver had violated FI § 3-314 or any other statute, and he closed the investigation without making any findings at all, thereby terminating the administrative process and settling the matter once and for all.

145. By Settlement Agreement and Consent Decree dated May 22, 2020 (the "Final Order")—two days following the filing of First United's complaint—the Commissioner closed his investigation with no findings of liability, stating: "nothing [in the final order] shall be construed

to mean, or to authorize any individual or business entity to assert, that the Commissioner has made any conclusive findings or determination that [Driver] violated FI § 3-314." Ex. A at ¶ 10.

146. The Final Order expressly refuted the entire premise of First United's lawsuit.

147. The Final Order establishes that it, not the May 14 letter, constitutes the agency's Final Order. It states:

> NOW, THEREFORE, it is, by the Maryland Commissioner of Financial Regulation, hereby . . . ORDERED that this document shall constitute a Final Order of the Maryland Commissioner of Financial Regulation, and shall be enforceable as such . . . .

Ex. A at 9.

148. The Final Order also made clear that, notwithstanding any views held by his staff, the Commissioner explicitly declined to make any conclusive findings or a determination that Driver violated FI § 3-314. It states: "[N]othing herein shall be construed to mean, or to authorize any individual or business entity to assert, that the Commissioner has made any conclusive findings or determination that either Respondents or Beneficiaries have violated FI § 3-314." Ex. A ¶¶ 2, 4, 5, 10.

149. The next business day (May 25, 2020), Driver publicly posted a copy of the Final Order and requested that First United dismiss the unfounded complaint. The Commissioner also posted a copy of the Final Order on the official State website: www.dllr.state.md.us/finance/consumers/enforcement.shtml.

150. By then, First United had actual knowledge of the Final Order, confirmation from the State as to its authenticity and content, and express statements from the Commissioner refuting the factual predicate of First United's pending lawsuit. But First United refused to dismiss the action. To the contrary, First United issued a press release reaffirming the company's intent to pursue the lawsuit notwithstanding its knowledge that its allegations were false. The decision to

maintain the lawsuit in the face of authoritative proof that its factual predicate was false was made by First United and the Incumbent Directors, in conjunction with counsel.

151. The mere pendency of the lawsuit, meritorious or not, conferred tangible benefits on First United in that shareholders were misled, confused, and uncertain as to whether votes cast in support of Driver or its nominees would be given effect at the annual meeting.

152. First United made the decision that the benefits it obtained from maintaining the frivolous lawsuit outweighed the importance of candor toward the tribunal or the shareholders whose votes would be cast only two weeks later. Specifically, by persisting in a lawsuit to "resolve" an issue not in dispute, First United intended to falsely communicate to shareholders, and in fact communicated, that the Commissioner had made a finding that Driver violated FI § 3-314 and that court action was required to determine whether Driver's voting rights and its nominees would be recognized at the annual meeting scheduled for June 11, 2020.

153. Under applicable rules, Driver's time to respond to the Garrett County complaint would not run until well after the June 11 annual meeting. On July 31, 2020, Driver timely filed a motion to dismiss First United's state court action for lack of jurisdiction and failure to state a claim. First United has not yet responded to that motion.

VII. First United's June 11, 2020 Annual Meeting.

154. On May 27, 2020, Driver again requested that First United confirm it will count Driver's votes at the annual meeting in light of the Commissioner's Final Order declining to find a violation of FI § 3-314 and the falsity of the predicate to the Garrett County action.

155. On June 1, 2020, 10 days before the annual meeting, First United responded that it would conditionally recognize Driver's voting rights as a shareholder, but that it would retain the "right" to invalidate Driver's votes (and any votes cast for the candidates it nominated) pending the result of the Garrett County action.

156. The intent and the effect of First United's statement was to compound the uncertainty that shareholders' votes would be given effect. By stating that both Driver's votes and the votes of every shareholder cast in favor of Driver's nominees would be "conditional," and that their validity would be revisited only after a ruling in the Garrett County action, First United falsely communicated to shareholders that their votes might not count.

157. At the June 11 meeting, First United's Board nominated Defendants John F. Barr, Brian R. Boal, John W. McCullough, and Marisa A. Shockley. Driver nominated Michael J. Driscoll, Ethan C. Elzen, and Lisa Narrell-Mead.

158. The results of the election for board of directors were as follow:

	For	Withheld	Broker Non-Votes
John F. Barr	3,863,192	127,452	73,067
Brian R. Boal	3,861,923	128,721	73,067
John W. McCullough	3,290,968	699,676	73,067
Marisa A. Shockley	5,113,543	244,606	73,067

	For	Withheld	Broker Non-Votes
Michael J. Driscoll	1,347,034	20,471	0
Ethan C. Elzen	1,347,034	20,471	0
Lisa Narrell-Mead	1,347,034	20,471	0

159. Thus, First United's campaign was successful in its goal. The company, the Incumbent Directors, and their representatives had confused and misled shareholders, suppressed shareholder support for alternative voices, and reaped the benefits of a disenfranchisement campaign the primary purpose of which was to interfere with shareholders' ability to freely exercise their will as to who should represent them on the board of the company they own.

160. First United filed the election results with the SEC on June 17, 2020, noting that "these voting results are subject to recertification in the event that it is determined that Driver and its three director nominees were prohibited from voting their respective shares at the 2020 Annual

Meeting and/or that Driver was not entitled to make director nominations at the 2020 Annual Meeting." That filing compounded the misrepresentations, again falsely implying that the Commissioner's Final Order was something other than his final order, or that any legitimate issue remained for resolution by the Garrett County action.

161. By persisting in the Garrett County action and making false public statements about its necessity, scope, and impact, the company and the Current Directors are making false and actionably misleading statements designed to further confuse shareholders about the ability of Driver to vote or nominate director candidates in any of the annual meetings for the next five years. The company and the Current Directors are actively attempting to usurp or suppress the ability of shareholders to elect directors of their choosing, and communicating to shareholders that any activity taken to criticize the Current Directors will be met with efforts to suppress those voices and disenfranchise those shareholders.

162. This lawsuit now follows.

CAUSES OF ACTION

COUNT I – BREACH OF FIDUCIARY DUTY
(Against All Individual Defendants)

163. Plaintiff incorporates by reference the allegations set forth above as though fully restated herein.

164. The Individual Defendants, as directors or officers of First United Corporation, owe and owed shareholders duties of obedience, care, loyalty, good faith and fair dealing, and disclosure. The Individual Defendants breached these fiduciary duties to Driver.

165. The Individual Defendants each knowingly, recklessly, or negligently caused harm to Driver and other shareholders by acting in their own self-interest to retain their board seats.

166. The Individual Defendants resisted the production of a list of its shareholders in response to two separate requests from Driver for the primary purpose of reducing the time Driver would otherwise have to wage a proxy contest.

167. The Individual Defendants inappropriately thwarted shareholders' efforts to reform the board and corporate governance by disenfranchising the voting shares of Driver and other shareholders.

168. The Individual Defendants interfered or attempted to interfere with Driver's shareholder rights to exercise and effect his voting stock by disenfranchising or canceling Driver's voting rights for up to five years.

169. The Individual Defendants attempted to disenfranchise or cancel Driver's voting rights to nominate directors to the Board at the June 11, 2020 annual meeting by inappropriately instigating a government investigation in all of the ways and for the purposes stated previously.

170. The Individual Defendants wasted corporate resources for the purpose of perpetuating themselves on the Board and obstructing Driver and other shareholders' exercise of their rights to undertake a proxy contest against the individual interests of management and the Directors.

171. The Individual Defendants owed a fiduciary duty to shareholders including Driver to issue truthful and accurate press releases and public filings. To discredit Driver and disenfranchise his voting shares, however, the Individual Defendants made false or misleading statements to shareholders, the SEC, and the Circuit Court of Maryland for Garrett County.

172. First United's press releases and public filings are in violation of 17 C.F.R. § 240.14a(9), which prohibits the corporation from making any false or misleading statements

regarding a material fact by means of any proxy statement, form of proxy or other soliciting material filed with the SEC.

173. The Individual Defendants failed to conduct an honest and fair election of First United's Board of Directors at the June 11, 2020 annual meeting.

174. As a result of the Individual Defendants' breach of fiduciary duties, Driver has sustained damages and injuries in an amount to be determined at trial far in excess of the jurisdictional minimum, including but not limited to the diminished value of Driver's shares, the value of the voting and nomination rights impacted by Defendants' wrongful conduct, and other direct losses and actual costs and expenses incurred, among other damages.

175. Furthermore, the Individual Defendants' wrongful actions were done maliciously, oppressively, and with intent to defraud. Driver is therefore entitled to punitive and exemplary damages in an amount to be determined at trial.

COUNT II – ABUSE OF PROCESS (Regulatory)
(Against First United)

176. Plaintiff incorporates by reference the allegations set forth above as though fully restated herein.

177. Defendant First United's conduct amounts to an abuse of process under Maryland law because First United willfully instigated and caused the Office of the Commissioner of Financial Regulations to commence an administrative proceeding to accomplish a purpose not warranted—that is, to disenfranchise and cancel the voting rights of Driver for the purpose of protecting its Incumbent Directors' positions on the Board.

178. Defendant First United lobbied and pressured the Commissioner to investigate Driver, under the guise of a violation of Maryland Financial Institution § 3-314(a), with the ulterior

purpose of disenfranchising and cancelling the voting rights of Driver and removing the ability of other shareholders to engage in free and fair elections of directors.

179. Defendant First United willfully used and abused the regulatory process in its proxy contest to save its incumbent directors from losing their seats on the Board at the June 11, 2020 annual meeting.

180. First United's intent was to use the regulatory process to strip away Driver's voting and nomination rights, and First United in fact diminished the value and effectiveness of those rights, both before and after the Commissioner closed the investigation and declined to find Driver in violation of FI § 3-314(a) or any other law.

181. Defendant First United attempted to hide its role in the Commissioner's investigation by telling the Commissioner's staff "it is extremely important to FUNC that Driver not come away from that meeting [with OCFR] feeling that FUNC instigated your investigation."

182. As a result of Defendant First United's wrongful instigation of a regulatory investigation and proceeding and repeated knowingly false assertions of a non-applicable regulatory/supervisory privilege, Plaintiff has been injured in its business and property, causing Plaintiff to suffer substantial monetary damages in an amount to be determined at trial.

COUNT III – ABUSE OF PROCESS (Litigation)
(Against First United)

183. Plaintiff incorporates by reference the allegations set forth above as though fully restated herein.

184. Defendant First United's conduct amounts to an abuse of process under Maryland law because First United willfully filed a declaratory action in state court to accomplish a purpose not warranted—that is, to disenfranchise and cancel the voting rights of Driver for the purpose of protecting its Incumbent Directors' positions on the Board.

185. Defendant First United filed the state court action with the ulterior purpose of disenfranchising and cancelling the voting rights of Driver and removing the ability of other shareholders to engage in free and fair elections of directors, including by preventing Driver to nominate and vote at the June 11, 2020 annual meeting.

186. In its state court complaint, First United falsely represented that "[i]t is undisputed that [Driver's] acquisition[] of shares of First United common stock constituted a 'stock acquisition' as defined by FI Article § 3-314(a)." Ex. B, Compl. ¶ 17.

187. Defendant First United falsely claimed that as of May 22, the Commissioner "has determined that [Driver's] stock acquisitions violated FI Article § 3-314." *Id.*

188. Even after the Commissioner concluded his investigation on May 24—finding no violation of FI §3-314—Defendant First United refused to withdraw its complaint. Instead, First United continued to cast uncertainty into the election—that is, whether Driver's votes will ultimately be counted even after it nominates directors and votes on them. In its June 17 filing with the SEC, First United disclaimed that the election results "are subject to recertification" pending the result of the state court action.

189. Defendant First United willfully used and abused the litigation process in its proxy contest for the purpose of protecting its Incumbent Directors from losing their seats on the Board at the June 11, 2020 annual meeting, rather than for any legitimate interest in resolving a disputed legal issue.

190. As a result of Defendant First United's wrongful commencement of a civil suit, Plaintiff has been injured in its business and property, causing Plaintiff to suffer substantial monetary damages, in an amount to be determined at trial.

COUNT IV – MALICIOUS PROSECUTION (Litigation)
(Against First United)

191. Plaintiff incorporates by reference the allegations set forth above as though fully restated herein.

192. Defendant First United commenced a civil action in the Circuit Court of Maryland for Garrett County while the state administrative proceeding was ongoing.

193. The Commissioner has sole jurisdiction enforcing FI § 3-314.

194. In an attempt to avail itself of the state court's jurisdiction, Defendant First United made false statements representing that the Commissioner conclusively determined that Driver violated FI § 3-314.

195. Defendant First United wrongfully initiated and thereafter persisted in maintaining the state court action without probable cause, and with actual knowledge of the falsity of the allegations on which its claims relied.

196. Defendant First United acted maliciously by filing the civil action to disenfranchise and cancel the voting rights of Driver and other shareholders, with the purpose of preventing Driver from nominating directors and voting at the June 11, 2020 annual meeting.

197. Defendant First United falsely represented to shareholders and the SEC that the nature of the state court declaratory action is to "confirm . . . that Driver and its proposed candidates are prohibited from voting." In so doing, Defendant First United intentionally misstated the status of the administrative proceeding and findings of the Commissioner.

198. The action filed by First United in the Circuit Court of Maryland for Garrett County is so completely lacking in merit as to be the functional equivalent of a case already dismissed. Upon information and belief, First United will voluntarily dismiss or otherwise abandon the

unfounded claims in the Garrett County action before a response is due to the Complaint in this action.

199. As a result of Defendant First United's malicious prosecution, Plaintiff has been injured in its business and property, causing Plaintiff to suffer substantial monetary damages, in an amount to be determined at trial.

COUNT V – DEFAMATION (LIBEL)
(Against First United)

200. Plaintiff incorporates by reference the allegations set forth above as though fully restated herein.

201. Defendant First United knowingly, recklessly, or negligently published false statements about Driver, including, *inter alia*, that "Driver was found to be in violation of Maryland law."

202. Specifically, in the proxy contest, First United informed shareholders and the SEC that Driver violated Maryland FI § 3-314.

203. Defendant First United further claimed that because Driver violated FI § 3-314, Driver cannot exercise its voting shares for five years.

204. Defendant First United's statements about Driver are false: The Commissioner absolved Driver of any liability under FI § 3-314 and Driver in fact voted during the June 11 annual meeting.

205. Defendant First United made the defamatory statements with actual malice—*i.e.*, with knowledge of their falsity, or, alternatively with a reckless disregard for their falsity.

206. Defendant First United's statements convey a defamatory meaning—that is, it lowered the reputation of Driver in its profession, trade and/or business, which has a natural tendency to lessen its profits.

207. As a result of the publication of false and defamatory statements, Driver has suffered damages, in an amount to be determined at trial.

208. In making the defamatory statements, Defendant First United acted intentionally, maliciously, willfully and with the intent to injure Driver, or to benefit Defendants. Defendant First United is liable to Driver for punitive damages in an amount to be determined at trial.

COUNT VI – DEFAMATION (LIBEL) PER SE
(Against First United)

209. Plaintiff incorporates by reference the allegations set forth above as though fully restated herein.

210. Defendant First United knowingly, recklessly, or negligently published false statements about Driver, including, *inter alia*, that "Driver was found to be in violation of Maryland law."

211. Defendant First United falsely claimed that Driver engaged in illegal conduct and was held liable for violating FI § 3-314. First United informed shareholders and the SEC that Driver violated FI § 3-314 during the proxy contest.

212. Defendant First United further stated that because Driver violated FI § 3-314, Driver cannot exercise its voting shares for five years.

213. Defendant First United's statements about Driver are false: The Commissioner absolved Driver of any liability under FI § 3-314 and Driver in fact voted during the June 11 annual meeting.

214. Defendant First United made the defamatory statements with actual malice—*i.e.*, with knowledge of their falsity, or, alternatively with a reckless disregard for their falsity.

215. Defendant First United's statements convey a defamatory meaning—that is, it lowered the reputation of Driver in its profession, trade and/or business, which has a natural tendency to lessen its profits.

216. As a result of the publication of false and defamatory statements, Driver has suffered damages, in an amount to be determined at trial.

217. In making the defamatory statements, Defendant First United acted intentionally, maliciously, willfully and with the intent to injure Driver, or to benefit Defendants. Defendant First United is liable to Driver for punitive damages in an amount to be determined at trial.

COUNT VII – TORTIOUS INTERFERENCE WITH ECONOMIC RELATIONS
(Against All Defendants)

218. Plaintiff incorporates by reference the allegations set forth above as though fully restated herein.

219. By seeking to disenfranchise and cancel Driver's voting rights for five years, Defendants intentionally and willfully interfered with the economic relationship between Driver and its nominees to the Board of Directors, between Driver and other shareholders, and between Driver and potential buyers of First United.

220. Defendants employed wrongful and malicious tactics to interfere with Driver's business relationships by filing proxy statements with false claims and abusing the regulatory and litigation processes.

221. By attempting to disenfranchise and cancel Driver's voting rights, Defendants seek to interfere with Driver's ability to solicit and approve or disapprove of any potential sale of FUNC, as well as casting its vote on matters that require shareholder approval.

222. As a result of Defendants' tortious interference, Driver has suffered damages in an amount to be determined at trial.

223. In engaging in tortious conduct, Defendants acted intentionally, maliciously, willfully and with the intent to injure Driver, or to benefit Defendants. Defendants are liable to Driver for punitive damages in an amount to be determined at trial.

COUNT VIII – UNFAIR COMPETITION (Against All Defendants)

224. Plaintiff incorporates by reference the allegations set forth above as though fully restated herein.

225. Defendants has engaged in unfair competition by damaging or jeopardizing Driver's business by fraud, deceit, trickery or unfair methods.

226. Defendants has engaged in unfair conduct by, *inter alia*, (1) violating 17 C.F.R. § 240.14a(9), which prohibits First United from making any false or misleading statements regarding a material fact by means of any proxy statement, form of proxy or other soliciting material filed with the SEC; (2) engaging in abuse of process by instigating an administrative proceeding against Driver for the ulterior motive of disenfranchising or cancelling Driver's voting rights; (3) engaging in abuse of process and malicious prosecution by filing an unwarranted declaratory action in the Circuit Court of Maryland in order to disenfranchise and cancel Driver's voting rights. At all relevant times, Defendants made false statements about Driver and attempted to win the proxy contest through such fraud, deceit, trickery, and unfair method.

227. As a result of Defendants' unfair competition, Driver has suffered damages in an amount to be determined at trial.

228. In engaging in unfair competition, Defendants acted intentionally, maliciously, willfully and with the intent to injure Driver, or to benefit Defendants. Defendants are liable to Driver for punitive damages in an amount to be determined at trial.

COUNT IX – UNJUST ENRICHMENT
(Against All Individual Defendants)

229. Plaintiff incorporates by reference the allegations set forth above as though fully restated herein.

230. By their wrongful acts, Defendants were unjustly enriched at the expense, and to the detriment, of Driver and other shareholders.

231. The Individual Defendants were unjustly enriched as a result of compensation and benefits as directors or officers of First United while breaching their fiduciary duties owed to the shareholders.

232. Plaintiff seeks restitution or disgorgement from the Individual Defendants of all profits, benefits, and other compensation obtained by the Individual Defendants from their wrongful conduct and fiduciary breaches.

PRAYER FOR RELIEF

WHEREFORE, Plaintiff demands judgment against all Defendants, jointly and severally, as follows:

A. Finding Defendants liable for all damage caused to Plaintiff;

B. Awarding Plaintiff monetary damages in an amount to be proven at trial;

C. Awarding Plaintiff punitive damages in an amount to be proven at trial;

D. Vacating the results of First United's June 11, 2020 election for board of directors and ordering a new election;

E. Granting such other relief as the case may require or as this Court deems proper and equitable.

JURY DEMANDED

Plaintiff demands a trial by jury on all triable issues.

Respectfully submitted,

Dated: September 4, 2020

MORGAN, LEWIS & BOCKIUS LLP

By: *s/ Jason R. Scherr*
Jason R. Scherr

1111 Pennsylvania Avenue, NW
Washington, DC 20004
Telephone: +1.202.739.3000
Facsimile: +1.202.739.3001
Email: jr.scherr@morganlewis.com

Counsel for Defendant Driver Opportunity Partners I LP

EXHIBIT A

IN THE MATTER OF: **DRIVER OPPORTUNITY PARTNERS I LP,** **DRIVER MANAGEMENT COMPANY LLC,** and **J. ABBOTT R. COOPER.** Respondents.	**BEFORE THE MARYLAND COMMISSIONER OF FINANCIAL REGULATION** Case No.: CFR-FY2020-30

SETTLEMENT AGREEMENT AND CONSENT ORDER

This Settlement Agreement and Consent Order (the "Agreement") is entered into this 22nd day of May, 2020, by and between the Maryland Commissioner of Financial Regulation (the "Commissioner" or the "Agency"), and Driver Opportunity Partners I LP ("Driver OP"), Driver Management Company LLC ("Driver MC"), and J. Abbott R. Cooper ("Cooper") (together, "Respondents"), for the benefit of Respondents and of Michael J. Driscoll, Ed.D. ("Driscoll"), Lisa Narrell-Mead ("Narrell-Mead"), and Ethan C. Elzen ("Elzen"), (collectively, "Beneficiaries"). The Commissioner and Respondents (together, the "Parties") consent to the entry of the Agreement as a final resolution of the matters discussed below. The terms of the Agreement are contractual and not mere recitals.

1. Pursuant to Md. Code Ann., Fin. Inst. ("FI") § 3-314 *et seq.*, the Commissioner is responsible for evaluating and approving certain stock transactions involving commercial banks chartered in the State of Maryland (the "State") or their associated bank holding company.

2. Agency staff has investigated allegations that the Respondents and Beneficiaries, directly and/or indirectly, were subject to FI § 3-314 and should have applied to the Agency for approval prior to their respective, direct and/or indirect, acquisitions in 2019 and 2020 of certain outstanding stock of First United Corporation ("FUNC"), a Maryland Corporation and the registered bank holding company of First United Bank & Trust, a Maryland state chartered financial institution (the "Bank"). Specifically, the Agency staff investigated allegations that certain, if not all, of these direct and indirect transactions of FUNC stock constituted a "stock acquisition" as defined by FI § 3-314 and/or that there was more than requisite doubt as to whether certain of the transactions constituted a stock acquisition requiring prior reporting to the Commissioner (the "Alleged Violations"). Agency staff concluded that there was sufficient evidence to support the Alleged Violations and the Commissioner so informed the Bank, the Respondents, and the Beneficiaries. The Commissioner has not issued any formal charges or initiated any hearings, and makes no conclusive findings or determination as to whether a violation of FI § 3-314, in fact, occurred.

3. The following facts relevant to determining the Alleged Violations were identified as part of the investigation:

a) Driver OP, a limited partnership formed in Delaware, operates from the principal business address of 250 Park Avenue, 7th Floor, New York, New York 10177;

b) Driver MC, a limited liability company organized in Delaware, operates from the principal business address of 250 Park Avenue, 7th Floor, New York, New York 10177. Driver MC is the sole member of Driver OP;

c) Cooper is the owner, member, director, officer, manager, employee and/or agent of Driver OP and Driver MC, and directs and/or exercises control over the operations, activities and finances of Driver OP and Driver MC, including, in-part, stock acquisitions of state chartered banking institutions and/or their holding companies;

e) During the course of 2019, Driver OP, without application to the Agency under FI § 3-314, acquired approximately 5.07% (360,637 shares) of FUNC. Specifically, Driver OP, beginning in July 2019, began purchasing voting stock of FUNC which concluded with approximately 5.07% of FUNC voting shares in August 2019;

f) Concurrent with this acquisition and holding of FUNC stock, Respondents undertook a campaign of public and private advocacy urging members of FUNC's board of directors and senior management to explore a sale of the Bank. This advocacy campaign began in March 2019, before Driver OP began acquiring shares of FUNC;

g) In September 2019, Respondents filed a Schedule 13D with the U.S. Securities and Exchange Commission ("SEC") and thereafter filed amendments thereto.

h) On October 31, 2019, Respondents provided notice that they intended to nominate Driscoll, Narrell-Mead, and Elzen for election to the FUNC board of directors during the 2020 Annual Meeting of shareholders. Formal notice of such nomination was made to FUNC on December 31, 2019;

i). During the course of 2019 and 2020, Driscoll, Narrell-Mead, and Elzen, without prior notice to the Agency, acquired FUNC stock totaling 3,200, 650, and 425 shares respectively; and

j) None of the Respondents submitted an application to the Agency seeking the Commissioner's approval under FI § 3-314 prior to any of the above referenced purchases.

4. Respondents do not admit any of the alleged facts referenced in this Agreement, but wish to resolve the Alleged Violations amicably without the need for administrative proceedings or other legal proceedings as all Parties acknowledge would be necessary to determine whether a violation of FI § 3-314 occurred, and to avoid the costs associated therewith. Respondents further desire to affirm their intent to fully abide by applicable Maryland laws and regulations. Therefore, in consideration of the foregoing and the terms and conditions herein, the Respondents agree as follows in exchange for a full and final resolution of this matter, including closure of the investigation into Respondents and Beneficiaries without any conclusive findings or determination by the Commissioner that a violation of FI § 3-314 has occurred:

a. Respondents agree to reimburse the Commissioner costs associated with the investigation in the amount of Nine Thousand Five Hundred Dollars ($9,500.00), made payable to the Commissioner. Nothing herein shall be construed to preclude Respondents from seeking recovery of such costs as damages from any person or entity who is not a Released Government Party hereunder, or the State of Maryland generally; and

b. In addition to any other requirements of Maryland law, including as set forth in FI § 3-314 where applicable, Respondents agree for a period of three (3) years from the date of execution of this Agreement to provide notice to the Commissioner of any future acquisitions of capital stock in a Maryland chartered commercial bank or its associated

bank holding company; and

c. Respondents agree to release and forever discharge the Commissioner, employees of the Agency, the Maryland Department of Labor, employees of the Department of Labor, the Maryland Attorney General, any staff of the Maryland Attorney General, and any other authorized representative of the Agency or the Department of Labor (each a "Released Government Party" and collectively, the "Released Government Parties"), from any and all claims, whether arising from one's individual or official capacity, prior to the execution of this Agreement. Respondents further agree that this release will preclude them from filing an action against, or otherwise joining to an action, any or all of the Released Government Parties, which relates to any or all of the claims released in this paragraph. Nothing herein shall preclude Respondents from pursuing legal action to challenge the provisions of FI § 3-314 or to include one or more of the Released Government Parties as parties to any action for which their official capacities render them necessary or proper parties, or from seeking discovery therefrom in connection with any legal action; however, nothing in this sentence should be construed to authorize the Respondents or Beneficiaries to seek damages from a Released Government Party should it be included as a party to an action for a reason described herein. As part of this release, Respondents represent that they have discussed the terms of this release with the Beneficiaries and have obtained confirmation that the Beneficiaries will abide by the terms of this Release. To the extent that any Beneficiary violates the terms of the release described in this paragraph, Respondents shall indemnify the Released Government Parties for any and all costs reasonably incurred in responding to and defending such actions, including any money paid

by the Released Government Parties towards any civil judgment and/or as settlement to those claims; and

d. Respondents agree to cooperate fully with all future requests during the period specified in Paragraph 4.b. hereof for documentation, information, and records reasonably requested by the Agency to determine compliance with the terms of the Agreement.

5. The Commissioner desires to ensure that Respondents will comply with all applicable statutes, regulations, and other laws governing the acquisition of outstanding voting stock of a Maryland chartered commercial bank or the associated bank holding company, and further wishes to avoid the costs to Maryland taxpayers of an administrative hearing and any potential appeals, or other legal action. The Commissioner agrees that, in consideration of Respondents' consent to the issuance of this Agreement and the actions described in Paragraph 4, the Commissioner shall consider this matter fully and finally resolved without any conclusive findings or determination by the Commissioner that any of Respondents or Beneficiaries have violated FI § 3-314. Further, the Commissioner represents that there are no other matters related to Respondents or Beneficiaries currently pending before or contemplated by the Agency. The Commissioner further agrees that subject to the provisions of Title 4 of the General Provisions Article, any information obtained under paragraph 4.b. of this Agreement shall be deemed to be a trade secret, confidential commercial information, and/or confidential financial information unless otherwise informed by the Respondents to the contrary. The Commissioner further agrees that any notice provide for under paragraph 4.b. of this Agreement will not be denied for any reason except for the grounds specified in

FI § 3-114(d).

6. Respondents acknowledge that they have voluntarily entered into this Agreement with full knowledge of their rights to a hearing pursuant to FI § 2-115 and pursuant to the Maryland Administrative Procedures Act – Contested Cases, Md. Code Ann., State Gov't ("SG") § 10-201 *et seq.*, and that in reliance upon the terms of this Agreement, they hereby waive their rights to any further administrative or any other legal proceedings in this above referenced case and any rights to appeal from this action to a court of competent jurisdiction. Respondents further acknowledge that they have consulted with legal counsel with regard to any and all matters discussed in this Agreement.

7. Respondents represent and warrant that they will comply with all applicable statutes, regulations, and other laws governing the acquisition of outstanding voting stock of a Maryland chartered commercial bank or the associated bank holding company, and that they will continue to act in compliance with the applicable statutory and regulatory requirements at all times.

8. The Parties agree that this Agreement shall be binding upon the Parties and enforceable by the Commissioner in a court of competent jurisdiction. Further, the Agreement shall be admissible in court. Respondents acknowledge that, in the event that Respondents fail to comply in full with any of the provisions of this Agreement, the Commissioner may take any further actions authorized by law.

9. The Parties intend that this Agreement, and the actions described herein, do not create any private rights or remedies against Respondents or Beneficiaries, create any liability for Respondents or Beneficiaries, or limit Respondents' or Beneficiaries' abilities

against any person or entity not party to this Agreement. Further, entering into this Agreement by Respondents does not constitute an admission of wrongdoing or a violation of law, statute, or regulations, but is in compromise and settlement of the Alleged Violations.

10. The Parties acknowledge that the Agreement does not in any way impact or otherwise affect the legal rights of, or preclude the Commissioner from bringing or continuing to pursue actions against, persons not Parties (or Beneficiaries) to this Agreement. This Agreement is by and between the Commissioner and Respondents and shall not inure to the benefit of any person not a Party other than the Beneficiaries. Without limiting the foregoing, nothing herein shall be construed to mean, or to authorize any individual or business entity to assert, that the Commissioner has made any conclusive findings or determination that either Respondents or Beneficiaries have violated FI § 3-314.

11. The Parties agree that any notices hereunder shall be effectively "delivered" when sent via overnight delivery or certified mail, signature required (which signature also shall establish the date received), to each Party as follows:

a. To the Commissioner:

Commissioner of Financial Regulation
500 North Calvert Street, Suite 402
Baltimore, Maryland 21202-3651
Attn: Arlene Williams, Director of Licensing

b. To Respondents:

Driver Opportunity Partners I LP
Driver Management Company LLC
J. Abbott Cooper
c/o Jason R. Scherr
Morgan Lewis & Bockius
1111 Pennsylvania Avenue, NW
Washington, DC 20004

NOW, THEREFORE, it is, by the Maryland Commissioner of Financial Regulation, hereby

ORDERED that Respondents shall adhere to all terms of this Agreement; it is further

ORDERED that this document shall constitute a Final Order of the Maryland Commissioner of Financial Regulation, and shall be enforceable as such, and that the Commissioner may consider this Agreement and the facts set forth herein in connection with, and in deciding, any examination, action, or proceeding before the Commissioner; and that this Agreement may, if relevant, be admitted into evidence in any matter before the Commissioner; it is further

ORDERED that Respondents shall conduct their business in full compliance with all statutes, regulations, and other laws governing the acquisition of outstanding voting stock of a Maryland chartered commercial bank or the associated bank holding company; it is further

ORDERED that, in the event Respondents violate any provision of this Agreement, the Commissioner may, at the Commissioner's discretion, take any enforcement actions available under FI § 2-115, as well as take any other enforcement actions as permitted by, and in accordance with, applicable law; and it is further

ORDERED that this matter shall be resolved in accordance with the terms of this Agreement and that the same shall be reflected among the records of the Office of the Commissioner of Financial Regulation.

It is so **ORDERED**

IN WITNESS WHEREOF, this Agreement and Consent Order is executed on the day and year first above written.

MARYLAND COMMISSIONER OF FINANCIAL REGULATION

By: ______________________
Tony Salazar
Commissioner

DRIVER OPPORTUNITY PARTNERS I LP

J. Abbott R. Cooper — Digitally signed by J. Abbott R. Cooper Date: 2020.05.22 18:48:20 -04'00'

By: ______________________
J. Abbott Cooper
Managing Member of General Partner

DRIVER MANAGEMENT COMPANY LLC

J. Abbott R. Cooper — Digitally signed by J. Abbott R. Cooper Date: 2020.05.22 18:48:51 -04'00'

By: ______________________
J. Abbott Cooper
Managing Member

J. ABBOTT R. COOPER

J. Abbott R. Cooper — Digitally signed by J. Abbott R. Cooper Date: 2020.05.22 18:49:10 -04'00'

By: ______________________
Individually

EXHIBIT B

FIRST UNITED CORPORATION 19 S. 2nd Street Oakland, Maryland 21550	*	IN THE
	*	CIRCUIT COURT
Plaintiff,	*	FOR
vs.	*	GARRETT COUNTY
DRIVER OPPORTUNITY PARTNERS I LP 250 Park Avenue, 7th Floor New York, New York 10177	*	
	*	Case No.: C-11-CV-20-000042
	*	
SERVE ON: THE CORPORATION TRUST COMPANY CORPORATION TRUST CENTER 1209 ORANGE ST WILMINGTON, DE 19801	*	
and	*	
DRIVER MANAGEMENT COMPANY LLC 250 Park Avenue, 7th Floor New York, New York 10177	*	
SERVE ON: THE CORPORATION TRUST COMPANY CORPORATION TRUST CENTER 1209 ORANGE ST WILMINGTON, DE 19801	*	
and	*	
J. ABBOTT R. COOPER 82 Brookside Drive Greenwich, Connecticut 06831-5345	*	
and	*	
MICHAEL J. DRISCOLL 35 A. All Saints Street. #216 Frederick, Maryland 21701	*	

and *

LISA NARRELL-MEAD *
1635 Woodbridge Place
Birmingham, Alabama 35216 *

and *

ETHAN C. ELZEN *
4309 Esteswood Drive
Nashville, Tennessee 37215 *

Defendants. *

* *

COMPLAINT FOR DECLARATORY JUDGMENT

Plaintiff First United Corporation ("First United" or the "Company"), by its undersigned attorneys, hereby files this action for Declaratory Judgment pursuant to §3-406 of the Courts and Judicial Proceedings Article of the Annotated Code of Maryland for purposes of determining a question of actual controversy between the parties, and terminating uncertainty and controversy giving rise to these proceedings.

SUMMARY OF THE DISPUTE

1. First United, a bank holding company based in Garrett County, Maryland, brings this action to resolve live, actual disputes concerning efforts by Driver Opportunity Partners I, LP (the "Fund") and the other Defendants to (a) vote shares of First United common stock that they own at the Company's upcoming annual meeting of shareholders to be held on June 11, 2020 (the "2020 Meeting") and (b) nominate a slate of director candidates at the 2020 Meeting. The parties are currently engaged in a proxy contest with respect to the 2020 Meeting and have each filed a definitive proxy statement regarding the solicitation of proxies to vote shares of First United common stock in favor of their respective director candidates at the 2020 Meeting with the U.S. Securities and Exchange Commission (the "SEC").

2. As a bank holding company, First United and its subsidiary, First United Bank & Trust (the "Bank"), are subject to supervision by the Department of Labor, Licensing & Regulation, Office of the Maryland Commissioner of Financial Regulation (the "Maryland Commissioner").

3. Defendants were obligated under §3-314 of the Financial Institutions Article of the Annotated Code of Maryland (the "FI Article") to seek prior approval of the Maryland Commissioner *before* acquiring their shares of First United. It is beyond dispute that Defendants did not do so.

4. On May 14, 2020, the Maryland Commissioner issued letters (collectively, the "May 14 Letter") to each of the Defendants relating to their acquisitions of shares of First United common stock. After an investigation that lasted more than six months, the Maryland Commissioner concluded that "there is sufficient evidence to find that" Defendants' failures to apply for prior approval of their shares of First United common stock "constituted a violation of the requirements of" FI Article §3-314. Pursuant to FI Article § 3-314(e), voting stock acquired in violation of FI Article §3-314 may not be voted for a period of five years. Thus, Defendants are prohibited by statute from voting their shares at the 2020 Meeting; and pursuant to Section 4 of Article II of First United's Amended and Restated Bylaws, as amended (the "Bylaws"), the Fund is ineligible to place names of director candidates into nomination at the 2020 Meeting because such Section of the Bylaws permit only those shareholders who are entitled to vote for the election of directors to make valid director nominations at the 2020 Annual Meeting.

5. Notwithstanding the Maryland Commissioner's May 14 Letter and First United's statements to Defendants and First United's other shareholders, beginning with First United's preliminary proxy statement filed with the SEC on March 30, 2020, that a finding of a violation

of FI Article §3-314 would prohibit the Defendants from voting their shares for five years, including at the 2020 Meeting, it is clear to First United from the Fund's press release dated May 15, 2020 and a letter from its counsel to First United's counsel dated May 18, 2020 that the Fund (and presumably the other Defendants) nonetheless intends to try to vote its shares of First United common stock and nominate its slate of directors at the 2020 Meeting. In light of this dispute, First United accordingly seeks a declaration from this Honorable Court that (a) in accordance with the conclusions of the Maryland Commissioners May 14 Letter and pursuant to FI Article § 3-314(e), Defendants are prohibited from voting their respective shares of First United common stock for five years, including at the 2020 Meeting, and (b) First United's Bylaws do not permit the Fund to place names in nomination to stand for election as directors of First United at the 2020 Meeting or at any other meeting of shareholders that is held during the period of time that the Fund is prohibited from voting its shares of First United common stock due to the Fund's violation of FI Article § 3-314(e).

PARTIES

6. Plaintiff First United is a publicly-traded Maryland corporation that is registered with the Board of Governors of the Federal Reserve System as a bank holding company under the Bank Holding Company Act of 1956, as amended. First United's principal place of business at 19 S. 2nd Street, Oakland, Maryland 21550. Its primary business is serving as the parent company of the Bank. The Bank is a Maryland trust company with commercial banking powers that provides a complete range of retail and commercial banking services to businesses and individuals through its 25 banking offices, one customer care center, and 32 Automated Teller Machines in Allegany County, Frederick County, Garrett County, and Washington County in

Maryland, and in Mineral County, Berkeley County, Monongalia County and Harrison County in West Virginia.

7. Defendant the Fund is a Delaware limited liability partnership with its principal place of business at 250 Park Avenue, 7th Floor, New York, NY 10177.

8. Defendant Driver Management Company LLC is a Delaware limited liability company and general partner of the Fund with its principal place of business at 250 Park Avenue, 7th Floor, New York, NY 10177.

9. Defendant J. Abbott R. Cooper is an individual who, on information and belief, is a resident of Connecticut and who serves as the managing member of Driver Management Company LLC. The Fund, Driver Management Company LLC and Mr. Cooper are collectively referred to herein as "Driver". Driver, among other things, operates as an "activist shareholder" which seeks to invest in target companies with the purpose of gaining control of the target company and thereafter forcing a sale of the target company to a corporate acquirer.

10. Defendant Michael J. Driscoll is an individual and citizen of Maryland who resides at 35 A. All Saints Street #216, Frederick, Maryland 21701.

11. Defendant Lisa Narrell-Mead is an individual who resides at 1635 Woodbridge Place, Birmingham Alabama 35216.

12. Defendant Ethan C. Elzen is an individual who resides at 4309 Esteswood Drive, Nashville, Tennessee 37215.

13. Ms. Narrell-Mead and Messrs. Driscoll and Elzen are individuals whom Driver has said it intends to nominate for election to the First United Board of Directors (the "Board") at the 2020 Meeting to be held on June 11, 2020 at the Bank's Operations Center located at 12892

Garrett Highway, Oakland, Garrett County, Maryland. These individuals will be referred to herein as the "Candidate Defendants."

JURISDICTION AND VENUE

14. This Court has jurisdiction over this case pursuant to Md. Code Ann., Cts. & Jud. Proc. Art. §§ 1-501, 6-102(a) and 6-103(Repl. Vol. 2013 & Supp. 2014). Personal jurisdiction over Defendants exists because, among other things, Defendants have caused and seek to cause tortious injury in the State of Maryland, including by: (a) entering into a Joint Filing and Solicitation Agreement dated November 19, 2019 pursuant to which Defendants agreed to, among other things, "form the Group for the purpose of (i) soliciting proxies or written consents for the election of the persons nominated by the Group to the Board at the Annual Meeting; (ii) taking such other actions as the parties deem advisable; and (iii) taking all other action necessary or advisable to achieve the foregoing[]" and, thereby, violate FI Article §3-314 as set forth in more detail below; (b) directing multiple mailings to First United Shareholders, including to numerous shareholders of First United who are also residents of Garrett, Frederick and Alleghany Counties, for the purpose of soliciting proxies to vote the shares of First United common stock owned by such shareholders for the election of the Candidate Defendants; and (c) notifying First United of their intentions to follow through on their various threats to ignore and violate FI Article §3-314(e) at the 2020 Meeting. Personal jurisdiction also exists over all Defendants because Driver and the Candidate Defendants have all acquired shares of First United common stock and have therefore transacted business and/or engaged in business in the State of Maryland. Personal jurisdiction also exists of over Defendant Driscoll because he is a resident of the state of Maryland.

15. Venue is appropriate in this Court pursuant to Md. Cts. & Jud. Proc. Art. §§ 6-201(a) and (b). (Repl. Vol. 2013 & Supp. 2014).

SUMMARY OF CASE AND STATEMENT OF FACTS

16. First United seeks a declaratory judgment from this Court with respect to two issues relating to the shares of First United common stock owned by the Defendants. First, First United seeks a declaration from this Court that FI Article §3-314(e) prohibits the Defendants from voting their respective shares of First United common stock for five years, including at the 2020 Meeting, because of undisputed fact that each of them violated FI Article §3-314. The statute prohibits any person from making a "stock acquisition" of a Maryland bank holding company or a Maryland bank unless that person has filed an application therefor with the Maryland Commissioner at least 60 days prior to the date such stock acquisition is to become effective. Under FI Article §3-314(a), a stock acquisition is defined to include "[a]n acquisition of the outstanding voting stock of a commercial bank or bank holding company in this State, if the acquisition will affect the power to direct or to cause the direction of the management or policy of any banking institution or bank holding company." FI Article §3-314(c)(3) provides that "[i]f there is any doubt as to whether the stock acquisition will affect the power to direct or cause direction of the management or policy of a commercial bank or bank holding company, the doubt shall be resolved in favor of reporting to the Commissioner."

17. It is undisputed that each of the Defendants' acquisitions of shares of First United common stock constituted a "stock acquisition" as defined by FI Article §3-314(a). It is also undisputed that Defendants failed to make an application or any other report with the Maryland Commissioner at least 60 days prior to any of their stock acquisitions. Pursuant to FI Article §3-314(e), "[v]oting stock that is acquired in violation of this section may not be voted for 5 years."

The Maryland Commissioner is the Maryland agency charged with the regulation of Maryland financial institutions and the interpretation and enforcement of the provisions of the FI Article applicable thereto. That Maryland Commissioner, Antonio P. Salazar, has determined that Defendants' stock acquisitions violated FI Article §3-314. In defiance of Mr. Salazar's ruling, however, Defendants insist that they may nevertheless vote their shares of First United common stock at the 2020 Meeting, and Driver has threatened litigation against First United if First United takes any action to interfere with the Defendants' ability to vote their shares.

18. Second, First United also seeks a declaration that Driver's intended nominations of the Candidate Defendants for election to the Board violates the Bylaws, which allow nominations to be made only by a shareholder that is entitled to vote for the election of directors. Specifically, Section 4 of Article II of the Bylaws provide that, "[n]omination for election of members of the Board of Directors may be made by the Board of Directors or *by any stockholder of any outstanding class of capital stock of the Corporation entitled to vote for the election of Directors*." (emphasis added).

19. Because Driver is prohibited by FI Article §3-314(e) from voting in the election to be held at the 2020 Meeting, Driver is not entitled to nominate the Candidate Directors at the 2020 Meeting, and First United should not be required to permit Driver to nominate the Candidate Defendants at the 2020 Meeting. Contrary to the Bylaws, Driver again insists that it may nominate the Candidate Directors and has threatened litigation against First United if First United takes any action to interfere with Driver's proposed nomination of the Candidate Defendants at the 2020 Meeting.

20. On or about September 5, 2019, Driver filed a Schedule 13D with the SEC disclosing that Driver had acquired beneficial ownership of 5.1% of the outstanding common

stock of the Company with the purpose of changing and influencing the control and management First United. The SEC requires Schedule 13D filings from any person that (a) acquires beneficial ownership of more than 5% of any equity security registered under the Securities Exchange Act of 1934, as amended, such as shares of First United common stock, (b) for the purpose or with the effect of changing or influencing control of the subject public company, or in connection with or as a participant in any transaction having such purpose or effect. *See* 17 C.F.R. §240.13d-1(a), (b) and (c).

21. Driver's Schedule 13D and other SEC filings, press releases, publicly-filed presentations, and e-mails and other communications to the Company establish that Driver's sole purpose and objective in acquiring shares of First United's common stock were and are to control or direct the control of the management and policy of First United by forcing a sale of the Company and/or the Bank, and to influence other stockholders in this regard. Driver has publicly and privately demanded, on more than a dozen occasions, that the Board hire an investment banker and commence a sale process.

22. In a September 26, 2019 press release, Driver threatened to nominate its own slate of directors and engage in "an irrational, wasteful proxy contest" with respect to the 2020 Meeting unless the Board acceded to Driver's demands to commence a sale process. Driver's plan was and is to nominate its own slate of director nominees and seek enough voting authority to replace 27% of the Company's board members. By e-mail dated October 31, 2019, Driver identified three individuals that it intends to nominate for election to the Board at the 2020 Annual Meeting. These individuals are the three Candidate Defendants. On December 3, 2019, Driver submitted to First United a notice of intent to nominate directors at the 2020 Meeting in which Driver named the Candidate Defendants as the proposed nominees.

23. Between August 2019 and March 2020, the Candidate Defendants acquired shares of First United common stock. On or about November 19, 2019, all Defendants entered into a Joint Filing and Solicitation Agreement for the express purpose of pursuing Driver's agenda to solicit proxies to vote shares of First United common stock in favor of the election of the Candidate Defendants.

24. In the late Fall of 2019, the Maryland Commissioner began an investigation into the circumstances under which Driver acquired its shares of First United common stock, and the effect of those acquisitions on First United's operations and policies.

25. On May 14, 2020, after an extensive investigation, the Maryland Commissioner sent letter to Driver stating that "[t]he investigation has been completed and staff has concluded that there is sufficient evidence to find that *Driver's failure to apply for prior approval of the referenced stock purchase constituted a violation of Maryland Annotated Code FI Article §3-314."* (emphasis added). Identical letters were sent to each of the Candidate Defendants with respect to their respective acquisitions of shares of First United common stock. The Maryland Commissioner further informed Defendants that "*pursuant to FI Article §3-314(e), voting stock that is acquired in violation of the §3-314 may not be voted for a period of five (5) years. Prior approval was not sought, and so, the stock acquisition was not approved by my office.* (emphasis added). *See* May 14 Letter to the Fund attached as Ex. 1.

26. Notwithstanding the Maryland Commissioner's clear statement that the Defendants failed to comply with FI Article §3-314 in acquiring their respective shares, and that the Defendants are not entitled to vote those shares at the 2020 Meeting, counsel for Driver sent a letter to First United's counsel in which Driver threatened First United with legal action if First United did not confirm by 5:00 pm on "Wednesday May 21[sic], 2020" that First United would

not take "steps inconsistent with recognizing the entirety of Driver's shareholder rights, including its voting rights with respect to any or all of its shares and its right to nominate directors to be voted upon by First United's shareholders." *See* May 18, 2020 letter attached as Ex. 2.

COUNT I
DECLARATORY JUDGMENT
(§3-314 of the Financial Institutions Article of the Annotated Code of Maryland)

27. First United incorporates by reference the allegations in paragraphs 1-26 as if fully set forth herein.

28. FI Article §3-314(e) prohibits the Defendants from voting their respective shares of First United common stock because of their undisputed failures to comply with FI Article §3-314(b) and (c), which prohibit any person from making a "stock acquisition" unless that person has filed an application therefor with the Maryland Commissioner at least 60 days prior to the date such stock acquisition is to become effective. Driver failed to make such an application prior to its acquisition of more than 5.0% of common stock of First United. On information and belief, the Candidate Defendants acquired their respective shares of First United common stock at the urging of, or acting in concert with, or in connection with their decisions to join in the proxy contest by, Driver.

29. Under FI Article §3-314(a)(3), a stock acquisition is defined as "[a]n acquisition of the outstanding voting stock of a commercial bank or bank holding company in this State, if the acquisition will affect the power to direct or to cause the direction of the management or policy of any banking institution or bank holding company." FI Article §3-314(c)(3) provides that, "[i]f there is any doubt as to whether the stock acquisition will affect the power to direct or

cause direction of the management or policy of a commercial bank or bank holding company, the doubt shall be resolved in favor of reporting to the [Maryland] Commissioner."

30. The Maryland Commissioner is charged with the oversight and enforcement of laws and regulations pertaining to the operation and governance of Maryland's financial institutions. On May 14, 2020, the Maryland Commissioner issued the May 14 Letter related to Defendants' acquisitions of shares of First United common stock. After a months-long investigation, the Maryland Commissioner concluded that there was sufficient evidence that Defendants' failure to seek prior approval of its acquisition of First Union shares "constituted a violation of the requirements of" FI Article §3-314. Pursuant to the FI Article, and in particular § 3-314(e), voting stock acquired in violation of FI Article §3-314 may not be voted for a period of five years.

31. First United intends to comply with the Maryland Commissioner's determination. As evidenced by the May 18, 2020 letter from Driver's counsel, Driver intends to file litigation against First United unless First United defies the Maryland Commissioner's rulings.

32. There exists an actual controversy of justiciable issues between Defendants and First United within the jurisdiction of this Court with respect to whether Driver may cast votes for the election of Directors at First United's June 11, 2020 annual meeting.

WHEREFORE, Plaintiff First United hereby seeks a declaration from this Court:

(a) finding and declaring that Defendants are prohibited from casting votes at the 2020 Meeting;

(b) finding and declaring that First United is not required to count any votes that Defendants attempt to cast at the 2020 Meeting;

(c) finding and declaring that Defendants' shares of First United common stock may not be voted for a period of five (5) years; and

(e) awarding First United its reasonable attorneys' fees and costs, and any further relief the Court deems necessary.

COUNT II
DECLARATORY JUDGMENT
(First United Corporate By-Laws)

33. First United incorporates by reference the allegations in paragraphs 1-32 as if fully set forth herein.

34. Section 4 of Article II of the Bylaws provide that, "[n]omination for election of members of the Board of Directors may be made by the Board of Directors or *by any stockholder of any outstanding class of capital stock of the Corporation entitled to vote for the election of Directors*." (emphasis added).

35. First United has consistently interpreted this section to mean that only a stockholder who is entitled to vote for the election of directors is entitled to nominate a director candidate.

36. Despite the clear and unambiguous language of this section of the Bylaws, Defendants have asserted that Section 4 of Article II of the Bylaws would allow Driver to nominate candidates for the election even if Driver is not a "stockholder … entitled to vote" at the 2020 Meeting.

37. Driver's construction of First United's Bylaws is nonsensical, and it would have the effect of vesting the power to vote with a share of stock, not the person who owns the stock.

38. In this instance, because Driver is prohibited from voting for the election of directors as a result of its violations of FI Article §3-314, Driver is not eligible under Section 4 of

Article II of First United's Bylaws to nominate candidates for election to the Board at the 2020 Meeting.

WHEREFORE, Plaintiff First United hereby seeks a declaration from this Court:

(a) finding and declaring that, pursuant to Section 4 of Article II of the Bylaws, neither the Fund nor any of the other Defendants is eligible or able to nominate candidates for election to the Board at any meeting of shareholders that is held during the time period during which such Defendant is prohibited from voting its shares of First United common stock for the election of directors, including at the 2020 Meeting, because of such Defendant's violations of FI Article §3-314;

(b) finding and declaring that First United is not required to permit the Fund or the other Defendants to make any nominations of director candidates, including making nominations of Defendants Michael J. Driscoll, Lisa Narrell-Mead, or Ethan C. Elzen, at or with respect to any meeting of shareholders that is held during the time period during which they are prohibited from voting their respective shares of First United common stock for the election of directors, including at the 2020 Meeting, because of their violations of FI Article §3-314; and

(c) awarding First United its reasonable attorneys' fees and costs, and any further relief the Court deems necessary.

[SIGNATURE APPEARS ON NEXT PAGE]

Date: May 20, 2020

/s/ *George F. Ritchie*
George F. Ritchie, CPF #9306230292
Gordon Feinblatt LLC
The Garrett Building
233 East Redwood Street
Baltimore, Maryland 21202
Tel: 410-576-4131
Fax: 410-576-4269
gritchie@gfrlaw.com

Attorney for Plaintiff First United Corporation

Maryland
DEPARTMENT OF LABOR

OFFICE OF THE COMMISSIONER OF FINANCIAL REGULATION
500 NORTH CALVERT STREET; SUITE 402
BALTIMORE, MARYLAND 21202
ANTONIO P. SALAZAR, COMMISSIONER

May 14, 2020

VIA ELECTRONIC MAIL

J. Abbott R. Cooper, individually and as Managing Member of
Driver Management Company LLC, General Partner of
Driver Opportunity Partners, LP
c/o Jason R. Scherr, Partner
Morgan, Lewis & Bockius LLP
jr.scherr@morganlewis.com

Re: Driver Opportunity Partners, LP - Share acquisition - First United Corporation - Results of Investigation

Dear Mr. Cooper:

As you are aware, on January 21, 2020, the Enforcement Unit of the Office of the Commissioner of Financial Regulation commenced an investigation into the acquisition, by Driver Opportunity Partners, LP and certain other individuals (collectively, "Driver"), of over five percent (5%) of the shares of voting stock of First United Corporation ("Corporation") which owns First United Bank and Trust of Oakland, Maryland, a Maryland-chartered banking institution. The Corporation and the Bank are subject to supervision by my Office under Md. Code Ann. Fin. Inst. ("FI") Titles 3 and 5. The investigation has been completed and staff has concluded that there is sufficient evidence to find that Driver's failure to apply for prior approval of the referenced stock purchase constituted a violation of the requirements of Maryland Annotated Code FI §3-314. Since it appears that a violation of law has occurred in this instance, I am in consultation with counsel from the Office of the Maryland Attorney General to determine what, if any, would be appropriate next steps under FI §§ 2-115 and 2-116 for our Office to take.

While our Office has discretion in determining what, if any, of the remedies set forth in FI §§ 2-115 and 2-116 may be pursued under these circumstances, FI §3-314(e) contains a consequence to a violation of FI §3-314 that has been mandated by the General Assembly. Specifically, pursuant to FI §3-314(e), voting stock that is acquired in violation of the FI §3-314 may not be voted for a period of five (5) years. Prior approval of the acquisition was not sought, and so, the stock acquisition was not approved by my Office. In light of the law's voting prohibition and the Corporation's upcoming annual meeting, I am sending a copy of this letter to the Corporation's counsel for their consideration.

Should there be any additional questions, please do not hesitate to have your counsel contact my counsel, Assistant Attorney General Milena Trust, by e-mail at milena.trust@maryland.gov or by telephone at (410) 230-6139.

Regards,

Antonio P. Salazar

Antonio P. Salazar
Commissioner

cc: Jedd Bellman, Assistant Commissioner
Dana Allen, Director of Enforcement
Milena Trust, Assistant Attorney General, Principal Counsel
Andrew Bulgin, Esq.

EXHIBIT 1

Morgan Lewis

Jason R. Scherr
Partner
+1.202.373.6709
jr.scherr@morganlewis.com

May 18, 2020

VIA E-MAIL (abulgin@gfrlaw.com)

Mr. Andrew D. Bulgin
Gordon Feinblatt LLC
233 East Redwood Street
Baltimore, Maryland 21202-3332

Re: DLLR Investigation – Driver Opportunity Partners – First United Corp.

Dear Mr. Bulgin:

This firm represents J. Abbott Cooper, Driver Management Company LLC, and Driver Opportunity Partners LP (collectively, "Driver") in connection with the referenced investigation by the Office of the Maryland Commissioner of Financial Regulation (the "Commissioner"). Over Driver's objection, the Commissioner copied you on its letter dated May 14, 2020 ("May 14 Letter") regarding the current status of the investigation that you requested on behalf of your client, First United Corporation ("First United").

Driver asserts that any action by First United in contravention of Driver's rights as a shareholder, specifically including its right to vote at the annual meeting currently scheduled for June 11, 2020 and to nominate directors to be voted upon at that annual meeting, would be contrary to law. Nonetheless, because the Commissioner's stated rationale for copying you on the May 14 Letter turned on "the law's voting prohibition and [First United]'s upcoming annual meeting," Driver must insist that First United advise it promptly of any intention to take steps inconsistent with recognizing the entirety of Driver's shareholder rights, including its voting rights with respect to any or all of its shares and its right to nominate directors to be voted upon by First United's shareholders. Please contact undersigned counsel at your earliest opportunity, and certainly not later than 5:00 p.m. on Wednesday, May 21, 2020, to confirm that First United will not be taking any action in contravention of Driver's shareholder rights.

In light of the unusual working environment occasioned by the current pandemic, this communication is being delivered solely in electronic format.

Respectfully,

/s/ J.R. Scherr

Jason R. Scherr

EXHIBIT 2

EXHIBIT C

DRIVER MANAGEMENT

Perspectives on First United

August 20, 2019

DISCLAIMER

The analyses and conclusions of Driver Management Company LLC ("Driver") contained in this presentation are based on publicly available information. Driver recognizes that there may be confidential information in the possession of the companies discussed in this presentation that could lead these companies to disagree with Driver's analysis, conclusions and opinions. All information contained in this presentation is provided for informational purposes only and should not be deemed as a recommendation to buy or sell any security mentioned. All investments are speculative and entail substantial risks, including volatility and the loss of principal.

Certain information contained in this presentation, including estimates and projections prepared with respect thereto, among other things, the historical and anticipated operating performance of the companies discussed in this presentation, access to capital markets, market conditions and the values of assets and liabilities, constitute "forward-looking statements." Forward-looking statements can be identified by the use of forward-looking terminology such as "may", "will", "should", "expect", "anticipate", "target", "project", "estimate", "intend", "continue" or "believe" or the negatives thereof or other variations thereon or comparable terminology. No representation or warranty is made, expressed or implied, with respect to the fairness, correctness, accuracy, reasonableness or completeness of such statements, estimates or projections or with respect to any other materials in this presentation, and Driver disclaims any liability with respect thereto. Due to various risks and uncertainties, actual events or results and actual performance may differ materially from those reflected or contemplated in such forward-looking statements. Driver also disclaims any obligation to update, modify or amend this presentation in the event that any matter stated herein, or any statement, projection, estimate or other information changes or subsequently becomes inaccurate.

Funds managed by Driver and its affiliates are invested in First United Corporation ("FUNC") common stock. Driver manages funds and accounts that are in the business of buying and selling securities and financial instruments. There may be developments in the future that cause Driver to change its position regarding FUNC. Driver may buy, sell, cover or otherwise change the form of its investment in FUNC for any or no reason and disclaims any duty to provide any update to the manner or type of any Driver investment, except to the extent required by law.

PERSPECTIVES ON FUNC


High quality deposit franchise
Attractive fee businesses
Elevated expenses
Sub-scale
Slow growth

Key Points

- FUNC has a valuable core deposit franchise and trust/wealth management business
- That value has been masked by elevated expenses and slow growth, both of which have weighed on profitability
- As a result, FUNC has consistently traded at a valuation discount to peers and larger banks, providing poor returns for shareholders
- It will be very difficult for FUNC to create operating leverage in the current economic environment of slowing growth and compressing margins

A sale today would unlock FUNC's significant franchise value and be in the best interest of all shareholders

WHAT WE LIKE

Strong core deposit base

Noninterest Bearing Deposits %


25.0%
21.9%
21.9%
FUNC
Geo. Peers
Nat. Peers

Low cost funding

Cost of Deposits %


0.71%
0.82%
0.99%
FUNC
Geo. Peers
Nat. Peers

Resilient funding costs

Q4'15-Q2'19 Increase in Deposit Cost (bps)


35
46
55
FUNC
Geo. Peers
Nat. Peers

Robust margin

Net Interest Margin %


3.67%
3.64%
3.60%
FUNC
Geo. Peers
Nat. Peers

Good liquidity

Loans/Deposits %


89.4%
90.6%
92.9%
FUNC
Geo. Peers
Nat. Peers

Diversified revenue stream

Noninterest Income/Revenue %


25.4%
18.2%
16.5%
FUNC
Geo. Peers
Nat. Peers

Source: S&P Global Market Intelligence

Note: Financial data as of or for the quarter ended 6/30/19; National peers include publicly traded banks with assets between $1B and $3B; Geographic peers include banks headquartered in MD, WV, PA or VA and whose market demographics are similar to those of FUNC

OUR CONCERNS

Elevated expenses

Noninterest Expense/Average Assets %


3.32%
2.78%
2.64%
2.43%
FUNC
Geo. Peers
Nat. Peers
Acquirers

Lack of operating leverage

Efficiency Ratio %


69.7%
65.3%
62.6%
54.0%
FUNC
Geo. Peers
Nat. Peers
Acquirers

Depressed profitability

Return on Average Assets %


0.73%
1.15%
1.15%
1.43%
FUNC
Geo. Peers
Nat. Peers
Acquirers

Weak loan growth

5-Year Gross Loan CAGR %


4.0%
11.5%
12.6%
9.2%
FUNC
Geo. Peers
Nat. Peers
Acquirers

Valuation discount

Price/TBV Multiple


1.12x
1.25x
1.28x
1.76x
FUNC
Geo. Peers
Nat. Peers
Acquirers

No skin in the game

Value of Insider Holdings at 8/16/19 ($M)


$7.3
$18.9
$18.3
$37.0
FUNC
Geo. Peers
Nat. Peers
Acquirers

Source: S&P Global Market Intelligence

Note: Financial data as of or for the quarter ended 6/30/19; Market data as of 8/16/19; National peers include publicly traded banks with assets between $1B and $3B; Geographic peers include banks headquartered in MD, WV, PA or VA and whose market demographics are similar to those of FUNC; FUNC Price/TBV multiple as of 3/25/19, one day prior to Driver's initial public filing urging a sale

PERSISTENT VALUATION DISCOUNT

FUNC has underperformed peers and trades at a meaningful valuation discount

FUNC's Market Performance

- FUNC has underperformed the SNL U.S. Bank $1B-$5B Index by ***1,196%*** since its shares began trading on NASDAQ in September 1992
- Over that time, its shares have consistently traded at a valuation discount due to its sub-par profitability, averaging a ***35% P/TBV multiple discount*** to the index
- In fact, FUNC has spent nearly ***30%*** of its days on NASDAQ at a P/TBV multiple valuation of ***less than 1x*** and ***over 70% of the last 10 years below 1x***
- We believe FUNC's post-crisis stock price improvement is a ***function of its relative cheapness and potential sale value***
- ***FUNC has consistently failed to deliver acceptable returns to its shareholders***

Total Shareholder Return Since NASDAQ Listing[(1)]


2000%
1600%
1200%
800%
400%
0%
-400%
FUNC
SNL US Bank $1B-$5B Index
1,456%
260%
Sep-92
Sep-97
Sep-02
Sep-07
Sep-12
Sep-17

P/TBV Multiple Since NASDAQ Listing[(1)]


4.0x
3.0x
2.0x
1.0x
0.0x
FUNC
SNL US Bank $1B-$5B Index
1.57x
1.12x
Sep-92
Sep-97
Sep-02
Sep-07
Sep-12
Sep-17

Source: S&P Global Market Intelligence

(1) Chart depicts performance from date of NASDAQ listing (9/2/92) to the day before Driver's first public filing calling for a sale of FUNC (3/25/19)

VALUE IN A SALE

Multiple analyses point to one conclusion: FUNC is worth more in a sale

Deposit Valuation

$26-$29 per share valuation

- Conservative approach based only on the value of FUNC's deposit franchise
- Range of deposit premiums based on recent branch deals

	Premium to Total Deposits		
	6%	7%	8%
Per Share Value	$25.69	$27.27	$28.85
Unaffected Premium	52.9%	62.3%	71.7%
Current Premium	21.7%	29.2%	36.7%

- FUNC's unaffected and current stock prices value the bank at a 1.2% and 3.1% deposit premium, respectively

Synergies Valuation

$28-$31 per share valuation

- Capitalized value of expected synergies, net of restructuring charge
- Assumes FUNC's 3/25/19 unaffected share price accurately reflects fair market value
- Cost savings range based on recent whole-bank transactions

	Cost Savings %		
	35%	40%	45%
Per Share Value	$27.73	$29.29	$30.85
Unaffected Premium	65.0%	74.3%	83.6%
Current Premium	31.4%	38.8%	46.2%

Earnings Valuation

$29-$33 per share valuation

- Values FUNC's earnings contribution including cost savings, a proxy for IRR
- Cost savings range based on recent whole-bank transactions
- Contributed earnings multiple based on recent whole-bank transactions, adjusted downward for recent market sell-off

	Cost Savings %		
	35%	40%	45%
Per Share Value	$28.94	$30.93	$32.93
Unaffected Premium	72.2%	84.1%	96.0%
Current Premium	37.1%	46.6%	56.1%

Source: S&P Global Market Intelligence
Note: Unaffected stock price is on 3/25/19, the day before Driver's first public filing calling for a sale of FUNC; Current stock price is on 8/16/19

SEVERAL STRONG ACQUIRERS

- Acquirers below are provided for illustrative purposes only and do not include all logical partners for FUNC
- Financial impact is shown at a $28 per share purchase price, the approximate midpoint of the valuation range
- TBV earnback is the estimated time for an acquirer to recapture day 1 dilution through incremental earnings (5 years is max acceptable)

Acquirers can offer FUNC a price in the high $20s to low $30s while generating attractive returns for their shareholders

United Bank

Headquarters	Charleston, WV
Market Cap	$3.7B
Price/TBV	2.03x
Earnback at $28	1.3 years
EPS accretion at $28	4.5%

WesBanco

Headquarters	Wheeling, WV
Market Cap	$2.4B
Price/TBV	1.62x
Earnback at $28	~5 years
EPS accretion at $28	2.8%

Northwest

Headquarters	Warren, PA
Market Cap	$1.8B
Price/TBV	1.84x
Earnback at $28	1.9 years
EPS accretion at $28	10.2%

First Commonwealth Bank – Time to be First

Headquarters	Indiana, PA
Market Cap	$1.2B
Price/TBV	1.68x
Earnback at $28	4.2 years
EPS accretion at $28	5.4%

City Holding Company

Headquarters	Cross Lanes, WV
Market Cap	$1.2B
Price/TBV	2.41x
Earnback at $28	0.1 years
EPS accretion at $28	11.7%

First Community Bankshares, Inc.

Headquarters	Bluefield, VA
Market Cap	$529M
Price/TBV	2.24x
Earnback at $28	0.6 years
EPS accretion at $28	30.4%

Source: S&P Global Market Intelligence

Note: Market data as of 8/16/19; Transactions modeled with 100% stock and 40% cost savings, the median cost savings % in recent transactions reviewed by Driver; TBV earnback is calculated using the crossover methodology, which estimates the time required for the acquirer's pro forma projected TBV (including merger charges) to exceed its standalone projected TBV

CHALLENGING STANDALONE PATH

FUNC would need to deliver a combination of extraordinary profitability and growth to reach the same price that it could achieve in a sale today

1.25% ROA

ROA required for $28 trading price today

FUNC would need to generate an ROA of ~1.25% to trade at $28 per share today assuming no expansion in its trading multiple

- Implies a 70%+ improvement over its Q2 core ROA of 0.73%

$2.5B assets

Scale required for $28 trading price today

FUNC would need ~$2.5B in assets to trade at $28 per share today based on its Q2 core ROA of 0.73% and assuming no expansion in its trading multiple

- Implies a 70%+ increase over its Q2 assets of $1.4B

Note: Analysis is for illustrative purposes only; Based on FUNC's unaffected 3/25/19 P/E multiple of 11x, holding all other factors constant

INVESTORS WANT CHANGE

Director Election Results: For to Withhold Vote Ratio


2018 Meeting
2019 Meeting
34.9x
27.9x
26.4x
29.8x
4.4x
3.8x
3.4x
Kurtz
McDonald
Ruddell
Rodeheaver
Burkey
Rudy
Walls

Changing Ownership


Hedge Fund % of Top 10
48.8%
64.6%
- Excludes Driver
- EJF: +56%
- Castine: New
Q1 2019
Q2 2019

Stock Performance: 1-Year Prior to Driver(1)


FUNC
SNL US Bank $1B-$5B Index
-11%
-12%
Mar-18
May-18
Jul-18
Sep-18
Nov-18
Jan-19
Mar-19

Stock Performance: Since Driver(1)


FUNC
SNL US Bank $1B-$5B Index
+26%
+3%
Mar-19
Apr-19
May-19
Jun-19
Jul-19

Source: S&P Global Market Intelligence; Company filings

(1) Driver's initial public filing calling for a sale of FUNC was on 3/26/19

DRIVING VALUE: INVESTMENT IN DNBF

DNBF announced a sale to S&T on 6/5/19 for $47.28[(1)], a 52% premium to its pre-13D market price on 1/17/19

Why We Invested in DNBF

The good

Attractive markets, high quality loan portfolio, strong core deposit base, good liquidity profile

The bad

Margin compression, bloated expense base, poor branch profitability, weak loan growth, sub-scale franchise

Catalysts to a sale

Stock underperformance since East River acquisition, corporate governance issues, restive shareholders, significant acquirer interest

Actions taken by Driver

13D filings, discussions with board, engagement with other shareholders and outreach to local media, "withhold vote" campaign

DNBF Stock Performance One-Year Prior to Sale


Return From 13D Filing to Sale
At 6/6/19 Price
At Deal Price
DNBF 42.2% 52.2%
SNL US $1B-$5B 0.0% 0.0%
Relative 42.2% 52.2%
1/17/2019:
Driver files initial 13D urging sale
6/5/2019:
Sale to S&T for $47.28(1)
30.0%
20.0%
10.0%
0.0%
(10.0)%
(20.0)%
(30.0)%
DNBF
SNL U.S. Bank $1B-$5B Index
Jun-18
Jul-18
Aug-18
Sep-18
Oct-18
Nov-18
Dec-18
Jan-19
Feb-19
Mar-19
Apr-19
May-19
Jun-19

Source: S&P Global Market Intelligence

Note: Investment in DNB Financial made through Driver Management Company LLC and affiliates; Market data through 6/6/19; Initial 13D filed on 1/17/19

(1) Implied deal value at time of announcement


THANK YOU
Contact us:
info@drivermgmtco.com
Visit us:
www.drivermanagementcompany.com

EXHIBIT D

First United Corporation

What Driver Got Wrong

May 2020

Important additional information

First United, its directors and certain of its executive officers will be deemed to be participants in the solicitation of proxies from First United's shareholders in connection with the 2020 annual meeting of shareholders. First United has filed a definitive proxy statement and a BLUE proxy card with the SEC in connection with any such solicitation of proxies from First United shareholders. SHAREHOLDERS OF FIRST UNITED ARE STRONGLY ENCOURAGED TO READ SUCH PROXY STATEMENT, ACCOMPANYING BLUE PROXY CARD AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY AS THEY CONTAIN IMPORTANT INFORMATION. Information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, are set forth in the definitive proxy statement and other materials filed with the SEC in connection with the 2020 annual meeting of shareholders. Shareholders can obtain the definitive proxy statement, any amendments or supplements to the proxy statement and other documents filed by First United with the SEC at no charge at the SEC's website www.sec.gov. Copies are also available at no charge at First United's website at http://investors.mybank.com/.

Driver's Constantly Flip Flopping Campaign Strategy

As Driver continues to be proven wrong, instead of admitting it, Driver is once again trying to change to yet another misleading narrative:

1. **Backpedaling on its flawed demand for a sale of First United at all costs**
   - Driver is trying to downplay the fact that its continued, irresponsible call for a sale of First United would have put our bank up for sale in the worst M&A market since the financial crisis
2. **Reversing its criticism of our share buyback program**
   - Driver has abandoned this line of attack in its latest presentation
   - In fact, Driver has recently contacted us demanding that we repurchase shares under the very program it criticized
3. **Moving the goalposts again in its perplexing assessment of First United's strategy**
   - Driver has changed to a "new and improved" peer group to benchmark our performance
   - Yet ignores the fact that for over ten years we have delivered superior returns
4. **Driver is relying on misleading version of events around purported unspecified "voting irregularities" of over a decade ago and other attempts to cover its real misguided objective**

Driver's Thesis for First United: A Sale "Or Else"

In a multitude of tweets, newspaper ads, media interviews, letters, emails, calls, presentations and regulatory filings spanning over a year, Driver has proposed one narrow plan:

"We have never attempted to hide the fact that we have one primary objective: a sale process"(1)

"Driver Management Company LLC ("Driver") believes that First United Corporation ("FUNC") would be worth significantly **more in a sale** than remaining independent and requests that FUNC immediately (i) hire qualified and experienced financial advisors and (ii) explore a sale in order to maximize value for all FUNC shareholders." – March 26, 2019 regulatory filing

"As such, the best way to maximize value for all First United shareholders would be to immediately engage qualified and experienced financial advisors and instruct them to **run a sale process for First United**." – July 24, 2019 letter to management

"It also seems obvious to us—and other shareholders (based on the results of your most recent annual meeting)—that the only way for the First United board to finally create value for its long-suffering shareholders is to immediately hire experienced and qualified financial advisors and **start a sale process**." – September 4, 2019 letter to management

"**A sale today** would unlock FUNC's significant franchise value and be in the best interest of all shareholders." – August 20, 2019 presentation

"A more accurate statement would be that action is required on the part of the Board at this time, specifically retaining an experienced financial advisor and **starting a sale process**." – September 9, 2019 letter to management

"The First United board's lack of accountability is, we believe, yet more evidence that First United needs to immediately engage a qualified financial advisor and **pursue a sale** to a larger bank with a responsible board." – September 13, 2019 letter to management

"The Board now has a clear choice: force an irrational, wasteful proxy contest to try to save itself or fulfill its obligations to shareholders by **initiating a sale process**." – September 26, 2019 press release

"Rather than wait for the outcome of a contested election, however, we invite the Board to redeem itself and salvage its reputation by taking prompt action to halt the futile waste of corporate resources and **pursue a sale**" – September 26, 2019 press release

"However, the most important question raised by the earnings release (and First United's prospects and performance generally) is why does First United's board of directors continue to refuse to **run a sales process**?" – October 23, 2019 letter to management

"Driver has outlined an extremely appealing and logical path to maximizing value for First United's shareholders: we believe there are a number of potential high-quality buyers for First United, shareholders could receive between $26 and $33 per share **in a sale**, and a transaction can be achieved quickly with minimal execution risk." – October 30, 2019 press release

"Driver remains willing to present its ideas and recommendations to the Board of Directors for how a value-maximizing **sales process** can be expeditiously run." – October 30, 2019 press release

"First United is failing all of its stakeholders by **stubbornly refusing to merge into a stronger, healthier bank**." – October 30, 2019 presentation to shareholders

"We believe that your public statements harping on director questionnaires and director interviews are a pathetic and desperate attempt to distract shareholders from the true issue here: First United's lack of strategic direction and the incremental value Driver believes First United could obtain for all shareholders by **publicly commencing a sale process**." – December 3, 2019 letter to the Lead Independent Director

"**We have never attempted to hide the fact that we have one primary objective: a sale process** that maximizes long-term value to all First United shareholders." – December 3, 2019 letter to the Lead Independent Director

"As he continues to push for a sale, Cooper said he will continue to highlight the board's issues and make the case for why a sale would be the best outcome for everyone. "Rather than go through proxy contest, **they could go sell bank now** and then claim to have done the right things for shareholders," Cooper said." – Baltimore Business Journal article published December 19, 2019

"Driver has spent the past nine months trying to initiate a dialogue with Carissa Rodeheaver, First United's Chairman and Chief Executive Officer, about **pursuing a sale** that can deliver a meaningful premium for shareholders. We sought to demonstrate to Ms. Rodeheaver that shareholders will be far better served if the Company **initiates a sale process** rather than remaining committed to a standalone path that is unsupported by a viable strategy or credible business plan." – January 6, 2020 letter to shareholders

"Due to First United's refusal to heed shareholders' **calls for a sale process**, we were left with no choice but to nominate three highly-qualified, independent director candidates – Michael J. Driscoll, Ethan C. Elzen and Lisa Narrell-Mead – for election to the Board at the upcoming annual meeting." – January 6, 2020 letter to shareholders

"In our view, the most obvious and important question that should be addressed by Ms. Rodeheaver is: "**Will you run a sale process** and, if not, why?" Although a growing number of shareholders have raised this question to Ms. Rodeheaver, it does not seem to be one that she is willing to address." – January 15, 2020 letter to shareholders

"All we want is for First United's Board of Directors (the "Board") to focus on enhancing shareholder value and take the logical step of **exploring a sale** to one of the many suitable acquirers capable of paying a meaningful premium in a transaction." – February 7, 2020 letter to the Lead Independent Director

"If you want to speak, please call me at any time. You have my phone number. But if you do, please spare me the false indignation and just get to business. You can start by explaining why the Board will not do what is right by shareholders and at least **test the market for a sale**." – February 7, 2020 letter to the Lead Independent Director

"In our view, it will only benefit shareholders for independent thinkers to be able to encourage a boardroom dialogue about improved governance, enhanced investor transparency and the need to credibly **assess sale options** that can unlock significant value." – March 31, 2020 letter to shareholders

(1) December 3, 2019 letter to the Lead Independent Director

One Trick Pony: Driver Has One Idea, A Sale At All Costs

Driver has raised a bank activist fund predicated on one concept: a sale, no matter what the costs or market conditions. Just before filing its 13D on First United last year, Driver principal Abbott Cooper made this position clear in an interview with Bloomberg TV[1]:

Interviewer: *Regional banking when I think about that, is a very unloved or at least untargeted sector by activists why are you going into it?*

Cooper: *The big reason is there's a lot of low hanging fruit there…there's a tremendous amount of M&A and the banks that we're targeting need a little bit of a push to take part in that consolidation…The other thing is quite frankly making the status quo a little uncomfortable for them.*

Interviewer: *How do you factor in recession risk?*

Cooper: *I think that if we're looking at a recession right now it's not the type of recession we saw in the financial crisis where it was really a credit bubble bursting. This feels more where growth is just going to slow or contract and…the banks that are going to be the consolidators need to keep showing earnings growth… and the best way for them to do that is through M&A.*

This reckless and one-sided approach would put our bank up for sale in the worst M&A market since the financial crisis

(1) Bloomberg TV Interview: Abbott Cooper Sees A Lot of Low Hanging Fruit In Small Banks, August 15, 2019

One Trick Pony: Driver Has One Idea, A Sale At All Costs

- Since Driver's 13D filing, eight banks similar in size to First United have announced a sale
- Even with the control premium generated by the sale, every single one of those banks has underperformed First United on a 1-year basis
- Where is the additional value?

1-Year TSR vs. Peers[1]


(41.8%)
UCFC[2]
(32.1%)
SNL Bank Index
(31.5%)
SBBX
(26.3%)
TSHR
(25.4%)
EMPK
(24.4%)
REVB
(22.4%)
CARO
(21.9%)
FSB
(21.4%)
MFSF
(19.6%)
FUNC

WHAT ELSE IS DRIVER WRONG ABOUT?

Source: S&P Global Market Intelligence, FactSet
(1) For the period ended May 12, 2020. Includes companies $1-$5B in assets which announced a sale since August 29, 2019
(2) United Community Financial Corp. was acquired by First Defiance Financial Corp. through a merger of equals

Recent Market Conditions: Impact on Pricing

- The market downturn has negatively affected bank stocks as investors grow wary of a prolonged recession
- Current market environment is penalizing buyers that have pending M&A transactions
- Buyers' abilities to pay a premium has in essence evaporated – ***Poor buyer stock performance post-announcement can substantially reduce or erase the premium received by selling shareholders***

Buyer Multiples (median P/TBV)


214%
100%
At Announcement
Today

Buyer Multiples (median P/NTM EPS)


15.4x
7.1x
At Announcement
Today

Deal Multiples (median P/TBV)


187%
94%
At Announcement
Today

Deal Multiples (median P/NTM EPS)


17.8x
8.4x
At Announcement
Today

The recent dramatic change in market conditions reflects just one key deal risk that can be completely unpredictable and beyond anyone's control

Source: S&P Global Market Intelligence; market data as of May 12, 2020
Note: Includes all transactions with stock consideration and disclosed deal value greater than $100 million announced since 2017; present day multiples are based on the transaction exchange ratio and the buyer's current share price

Driver's Thesis for First United: Recipe for Disaster

- Bank buyers are focusing on matters other than M&A due to the complexity, uncertainty and unique challenges caused by COVID-19
- As a result, deal volumes, valuations and premiums are at a trough. Multiple pending deals have been terminated or delayed, with more likely to come(1)

Examples of Recent Deals Delayed or Terminated Due to COVID-19

Announce Date	Seller	Seller HQ	Buyer	Termination / Delay Date	Status
4/30/2019	Jaeger & Flynn Assoc.	Clifton Park, NY	Pioneer Bancorp	3/27/2020	TERMINATED
10/25/2019	Empire Bancorp	Islandia, NY	Flushing Financial Corp	3/23/2020	DELAYED
12/23/2019	VSB Bancorp	Staten Island, NY	Northfield Bancorp	3/20/2020	DELAYED
1/16/2020	First City Bank of Florida	Fort Walton Beach, FL	Beach Community Bank	3/24/2020	TERMINATED
1/21/2020	Virginia Bank Bankshares	Danville, VA	Pinnacle Bankshares Corp	4/8/2020	DELAYED

Capitulating to Driver's threats over previous months to pursue a sale "or else" would have plotted First United on a course to try to negotiate or close a deal at one of the worst times in over a decade – this year is not a "risk-free vote"!

WHAT ELSE IS DRIVER WRONG ABOUT?

Source: Public filings, news releases
(1) S&P Data Dispatch article "COVID-19 Will Continue to Drive Delays in Bank Deals" posted on April 14, 2020

Where Else Driver is Wrong: Impartial Candidates

Driver's self-serving Q&A to its candidates about a sale of First United:

- Driscoll: "It is premature for me to have a view…"
- Elzen: "I have no preconceived view…"
- Narrell-Mead: "It would be completely inappropriate for me to have a pre-set view…"[(1)]

They apparently never read Driver's letter nominating them to the Board?

- "Driver invested in First United for a simple reason…pursuing a sale of the Company"
- "We believe overhauling the Board with new directors…can lead to a thoughtful sale process"
- "**THIS ELECTION WILL BE A REFERENDUM ON A BOARD THAT HAS…REFUSED TO RUN A SALE PROCESS**"[(2)]

Did Driver's candidates have no knowledge of who was nominating them or the platform on which they were being nominated?

If they are so open-minded, why has not a single one of them spoken out to distance themselves from these completely one-sided (and value destructive) statements since their nomination was announced?

Why haven't we even been allowed to meet with and interview them despite our multiple requests over the last 6 months?

At best this is negligent and careless behavior, or worse empty rhetoric, by those who should be watching out for ALL shareholders' interests, not just Driver's`

WHAT ELSE IS DRIVER WRONG ABOUT?

(1) Source: Driver's investor presentation filed May 12, 2020
(2) Source: Driver's letter to shareholders dated November 19, 2019

Where Else Driver is Wrong: Board Ownership

- Our Board is a top five shareholder of First United, holding 4.3% of FUNC shares
  - Each of our directors elects to receive the majority of their Board fees in the form of shares
- Each of our directors individually has meaningful ownership in First United and is aligned with shareholders
  - Our directors do not manage hedge funds with large pools of other people's money
  - Investment in First United makes up a significant component of the personal net worth of each
- Driver's nominees hold almost NO shares of First United stock (in aggregate less than 0.1%)
  - **Each** of our directors, including our most recently added directors, **individually owns** more shares than all three of Driver's nominees **combined**

If Driver's nominees do not personally own any meaningful stock of First United, who are they aligned with – all First United shareholders or just Driver?

WHAT ELSE IS DRIVER WRONG ABOUT?

Where Else Driver is Wrong: Executive Compensation

Even vs Driver's "New and Improved" peers, our CEO pay is among the lowest and TSR is best in class

- Having said that, as a part of our efforts to respond to shareholder input, we have made several changes to executive and director compensation to significantly increase insider ownership in the future
  - For example, in 2020 we adopted a Long-Term Incentive Plan to reward executives for achieving long-term performance goals and further align them with shareholders through increased share ownership

CEO Average Compensation for Years Ended 2016-2019 ($ millions)(1)


$0.4 $0.4 $0.4 $0.4 $0.5 $0.6 $0.6 $0.6 $0.6 $0.7 $0.7 $0.8 $0.8 $0.8 $0.8 $0.9 $1.0 $1.0 $1.0 $1.0 $1.2 $1.5
FRAF OPOF FUNC CBFV ACNB NWFL CVLY FNCB MPB SHBI FCBC CZNC PFIS AMNB CHMG ESSA NKSH SMMF FMNB PWOD ORRF MVBF

TSR Over Ms. Rodeheaver's Tenure as CEO(1)


(23%) (20%) (19%) (13%) (13%) (11%) (7%) (5%) (1%) (1%) 0% 3% 12% 13% 17% 18% 20% 21% 35% 42% 48% 51%
ORRF CVLY NKSH PFIS MVBF PWOD SHBI OPOF AMNB CHMG ESSA CZNC FRAF ACNB FCBC FNCB CBFV MPB NWFL FMNB SMMF FUNC

WHAT ELSE IS DRIVER WRONG ABOUT?

Source: S&P Global Market Intelligence, FactSet
(1) Includes Driver's "New and Improved" peer set. TSR ending May 12, 2020

Where Else Driver is Wrong: Financial Crisis

We find it telling in an attempt to identify something to criticize about the bank, Driver primarily has to rely on events of *10 or more years ago* relating to a different management team and Board of which the majority have since left First United:

- **We have a new CEO, CFO, COO and CRO (both lending and retail), and a majority of the directors in place at that time have since left the Board**
- **Regardless, we are in a much better position, both from a balance sheet and risk management perspective, than ten years ago:**
  - Stronger balance sheet and capitalization
  - More diversification and less concentration in construction loans
  - Enhanced enterprise risk management
  - Higher profitability
- **The current crisis in the wake of COVID-19 is completely different from the 2008 financial crisis, to which Driver continues to make faulty comparisons:**
  - Driver is attempting to draw a comparison between the 2008 mortgage crisis and today's COVID-19 pandemic
  - Today, we are part of the solution and are providing vital stability and support to our customers during this time
  - Our involvement in support programs such as the Paycheck Protection Program is clear evidence of our relationships with customers in the community and our ability to attract and retain business at this time

We think our *current performance* under *our current management team and Board* is more indicative of First United's ability to continue growing the bank and creating value for shareholders

WHAT ELSE IS DRIVER WRONG ABOUT?

Where Else Driver is Wrong: Our Superior TSR[1]

First United TSR vs. Peers Through the COVID-19 Environment

	1-Year	3-Year	CEO Tenure[2]	5-Year	Post Crisis[3]
First United	(19.6%)	6.8%	50.8%	68.8%	163.3%
SNL Bank Index[4]	(32.1%)	(29.8%)	(2.1%)	11.0%	110.1%
Proxy Peers[5]	(37.9%)	(25.2%)	(0.7%)	7.1%	121.0%
ISS Peers	(34.9%)	(30.3%)	(0.3%)	11.1%	93.1%
Driver's Peers	(36.8%)	(21.9%)	(3.0%)	5.8%	61.8%
Driver's "New and Improved" Peers	(35.8%)	(20.2%)	0.1%	8.0%	89.8%

Even through the current economic environment, we have outperformed on a relative basis for over a decade – guess what time period Driver wants to ignore?

WHAT ELSE IS DRIVER WRONG ABOUT?

Source: FactSet, S&P Global Market Intelligence; includes price change and reinvested cash dividends
(1) Ending May 12, 2020
(2) Starting December 16, 2015 (announcement of Ms. Rodeheaver's appointment to CEO)
(3) Starting January 1, 2010
(4) SNL U.S. $1B-$5B Bank Index
(5) Peer groups are defined on page 23 of this presentation. Peer group refers to median unless stated otherwise

Where Else Driver is Wrong: Impact of COVID-19

- Since we publicly announced the conclusion of our latest strategic review on February 11, 2020, we have performed in line with the industry and our peers
- This is contrary to Driver's highly misleading implications that:
  - Our announcement resulted in a relative decline in our returns
  - Our shares were disproportionately affected by the impact of the COVID-19 pandemic
  - First United will underperform our industry and peers in a recessionary environment
- We are supporting our local community and have processed 1,020 Paycheck Protection Program loans(3)

FUNC TSR vs. Peers Since Strategic Review Announcement(1)

	1-Day After	1-Week After	1-Month After	Since Release(4)
First United	(0.0%)	0.3%	(15.8%)	(38.4%)
SNL Bank Index(2)	0.2%	(0.1%)	(21.6%)	(36.8%)
Driver's "New and Improved" Peers	(0.2%)	0.0%	(20.2%)	(36.0%)

WHAT ELSE IS DRIVER WRONG ABOUT?

Source: FactSet, S&P Global Market Intelligence; includes price change and reinvested cash dividends
(1) Press release issued the morning of February 11, 2020; returns start from February 10, 2020
(2) SNL U.S. $1B-$5B Bank Index
(3) As of May 8, 2020
(4) Ending May 12, 2020

Where Else Driver is Wrong: Board Refreshment

Refreshment to Date:

Four directors within five years

- ***In 2014-15***, our current Board refreshment efforts began with the addition of three new directors: ***John Barr, Brian Boal and Marisa Shockley***:
  - ***Driver's proxy fight would replace at least two-thirds of these recently added Board members, if successful***
- ***In 2019***, we reduced our Board size upon the retirement of Robert Stuck

Future Plans:

Four or more directors within three years

- ***This June***, Robert Kurtz, our longest-tenured director, is retiring:(1)
  - Search is ***already underway*** for independent Board candidates that will enhance our Board's diversity and provide expertise in key areas such as regulatory, compliance, technology and innovation(2)
- ***Two additional directors will retire*** by our 2021 annual meeting
- ***At least one additional director will retire*** in 2023

Our ongoing Board evolution will result in the strategic refreshment of a majority of our independent directors, decrease our Board size, maintain our commitment to diversity and continuously update the skill set of our Board

(1) Originally planned for 2021 but accelerated based on shareholder feedback

(2) We have tried to collaborate with Driver since October 2019 to identify mutually agreeable candidates as part of a customary settlement framework. During this time, we shared resumes of our top candidates with Driver, offering Driver several opportunities to interview them. Driver never responded to these offers. We did not add these candidates to the Board in the middle of negotiations with Driver in an effort to avoid destabilizing our settlement talks. We will revisit our ongoing director refreshment efforts after we receive additional shareholder feedback at the upcoming annual meeting

Where Else Driver is Wrong: Board Refreshment

- Our Board refreshment program has included a combination of replacing directors and contracting the size of the Board
  - So far, we've added three new directors to the Board
    - With the additional departure of Robert Stuck last year, we reduced our Board size to 11
  - This year, one director, Robert Kurtz, has announced his retirement next month
- If we had filled Mr. Stuck's vacant seat last year, and filled Mr. Kurtz's seat today, the average tenure of our independent directors would be 12 years
- By this time next year, the average / median tenure of our independent directors will be 10 years and 7 years, respectively
  - At least two more directors will retire by next year's annual meeting
- By our 2023 annual meeting, no more than two directors will have been on the Board for 10 years or more
  - At least one additional director will retire by our 2023 annual meeting

Ongoing Board refreshment will remain a priority for First United going forward. We've tried in good faith to include Driver in this process and it has declined to participate(1)

WHAT ELSE IS DRIVER WRONG ABOUT?

(1) We have tried to collaborate with Driver since October 2019 to identify mutually agreeable candidates as part of a customary settlement framework. During this time, we shared resumes of our top candidates with Driver, offering Driver several opportunities to interview them. Driver never responded to these offers. We did not add these candidates to the Board in the middle of negotiations with Driver in an effort to avoid destabilizing our settlement talks. We will revisit our ongoing director refreshment efforts after we receive additional shareholder feedback at the upcoming annual meeting.

Where Else Driver is Wrong: Shareholder List

- We've been cooperating with Driver's requests under Maryland and federal law
  - We have spelled out for Driver in October 2019 and January 2020 the steps it needs to take to receive shareholder records under state and federal law
- Under Maryland law, to obtain the shareholder list, the request must be made by shareholders that hold 5% of First United's shares in record name for six or more months
  - Despite our having explained this well over six months ago, Driver has never moved sufficient shares into record name, which is simple to do. Driver has acknowledged publicly in writing that it has no basis under Maryland law to obtain these records
- Under federal law, Driver made a request under Rule 14a-7 for us to elect to either (a) mail on behalf of Driver its proxy materials to beneficial and record shareholders, or (b) furnish lists of beneficial and record shareholders to Driver
  - We have followed Rule 14a-7 promptly and fully and have made voluminous mailings to beneficial and record shareholders on Driver's behalf for a number of weeks now
- **As seen from Driver's numerous tweets, postings to its website, shareholder letters, press releases, and regulatory filings for over a year, plus its own proxy materials (which we've mailed to shareholders for Driver), we do not believe Driver has been inhibited from communicating with or soliciting our shareholders**

First United is not to blame for any of Driver's failures to comply with the clear requirements of Maryland law, the same as everyone else

WHAT ELSE IS DRIVER WRONG ABOUT?

Where Else Driver is Wrong: Shareholder List

- Driver falsely portrays First United's response to the shareholder list demand made by Cede & Co. on Driver's behalf
- We responded to the demand, agreed to give the registered list to Cede so long as it could confirm the number of shares it currently holds and so long as a confidentiality agreement is in place. We asked Cede to let us know the legal basis under Maryland law for the other shareholder records it sought
- These are customary requests by an issuer responding to a shareholder list demand to ensure that company records are appropriately safeguarded
- Cede has not responded to our response letter in nearly two weeks but we remain ready to furnish the registered shareholder list once it complies with our simple and straightforward requests

WHAT ELSE IS DRIVER WRONG ABOUT?

Where Else Driver is Wrong: Regulatory Investigation

Driver is insinuating that the Maryland regulator is investigating it due to an abuse of power by our CEO Ms. Rodeheaver:

- First United has no control over the Office of the Maryland Commissioner of Financial Regulation's investigation of Driver
  - Driver's claim that Ms. Rodeheaver used her position as Chairman of the Board of the Maryland Bankers Association to influence the Maryland regulator's investigation is completely false
  - This is a matter between Driver and the regulator, and Driver is making yet another false assertion to try to blame First United for its own actions, which may not have complied with Maryland law and may result in Driver being unable to vote its First United shares for five years

First United is not to blame for any of Driver's failures to comply with the clear requirements of Maryland law, the same as everyone else

WHAT ELSE IS DRIVER WRONG ABOUT?

Where Else Driver is Wrong: Conflicts of Interest

- Some of our Board members have ongoing or previous business relationships with the bank, as employees, customers or in some cases service providers
  - In each case, these business relationships are not a significant part of any director's individual business[1]
  - These relationships are always fully disclosed when appropriate and our Board, together with our legal advisors, have reviewed – and regularly review – these relationships to ensure that we make timely, complete and accurate disclosures and that First United is free of any conflicts

First United is committed to serving the best interests of its shareholders and conducts its business in line with all regulatory requirements and governance best standards

WHAT ELSE IS DRIVER WRONG ABOUT?

(1) Represent less than 5% of any director's individual business

Where Else Driver is Wrong: Declassification Proposal

In a desperate attempt to try to make a case for change, Driver has repeatedly made incorrect statements of purported "voting irregularities" from over a decade ago. In order to set the record straight:

- **The proposal to declassify the Board in 2010 was unanimously supported and recommended by the Board**
- **Despite Driver's claims, there were no voting irregularities at the 2010 annual meeting and no shareholder, regulator, or other party of any kind thought it warranted to do any level of investigation here**
  - The reported votes were the exact votes submitted by banks, brokers and registered stockholders, reported by the official tabulator and certified by the inspector of elections
  - The proposal received the full benefit of broker discretionary voting
  - First United has a dividend reinvestment program, and thus has fractional shares which are voted at every meeting of shareholders. These fractional shares were previously reported in our final vote filings, but we no longer show the vote results to a decimal place and instead round it to the nearest share
  - Ultimately, the proposal did not receive sufficient shareholder support to pass

WHAT ELSE IS DRIVER WRONG ABOUT?

Support First United - Vote on the BLUE Proxy Card!

YOUR VOTE COUNTS! SUPPORT ALL FOUR OF YOUR BOARD'S NOMINEES ON THE BLUE PROXY CARD!

Selected Peer Groups

	Proxy Peers(1)	ISS Peers(2)	Driver's Peers(3)	Driver's New Peers(4)
ACNB	X	X	X	X
AMNB		X		X
ASRV	X	X		
CBFV			X	X
CFFI	X	X		
CHMG	X	X	X	X
CVLY	X	X	X	X
CZFS	X	X		
CZNC	X	X	X	X
ESSA			X	X
ESXB		X		
EVBN	X	X		
FBSS		X		
FCBC			X	X
FCCY		X		
FDBC	X			
FMNB			X	X
FNCB			X	X
FNLC		X		
FRAF	X		X	X
FRBK			X	
MPB			X	X
MVBF	X		X	X
NKSH	X	X	X	X
NWFL		X	X	X
OPOF	X	X	X	X
ORRF	X	X	X	X
PFIS			X	X
PWKB		X		
PWOD	X	X	X	X
QNBC		X		
RIVE	X		X	
SAL	X			
SHBI		X	X	X
SLCT		X	X	
SMMF	X			X
TCFC		X		
UNB	X			

(1) Proxy Peers can be found in First United's definitive proxy statement found here: https://www.sec.gov/Archives/edgar/data/763907/000110465920048280/tm2016149d1_defc14a.htm
(2) ISS Peers can be found in the 2019 ISS Annual Benchmark Report posted on May 16, 2019. Excludes DNBF which was acquired on November 30, 2019
(3) Driver's Peers can be found in the presentation filed in the Schedule 13D/A dated September 26, 2019 found here: https://www.sec.gov/Archives/edgar/data/763907/000092189519002457/ex992to13da400322fir_092619.pdf
(4) Driver's New and Improved Peers can be found in the presentation filed in the definitive proxy materials dated May 12, 2020 found here: https://www.sec.gov/Archives/edgar/data/763907/000092189520001351/ex1todfan14a12447002_051220.pdf

CIVIL COVER SHEET

The JS 44 civil cover sheet and the information contained herein neither replace nor supplement the filing and service of pleadings or other papers as required by law, except as provided by local rules of court. This form, approved by the Judicial Conference of the United States in September 1974, is required for the use of the Clerk of Court for the purpose of initiating the civil docket sheet. *(SEE INSTRUCTIONS ON NEXT PAGE OF THIS FORM.)*

I. (a) PLAINTIFFS

DRIVER OPPORTUNITY PARTNERS I, LP., a Delaware Limited Partnership

(b) County of Residence of First Listed Plaintiff: New York County, NY
(EXCEPT IN U.S. PLAINTIFF CASES)

(c) Attorneys *(Firm Name, Address, and Telephone Number)*
Jason R. Scherr (Morgan, Lewis & Bockius, LLP;
1111 Pennsylvania Ave, NW, Washington, DC 20004;
(202) 739-3000)

DEFENDANTS

FIRST UNITED CORPORATION, a Maryland corporation, et al.

County of Residence of First Listed Defendant: Garrett County, MD
(IN U.S. PLAINTIFF CASES ONLY)

NOTE: IN LAND CONDEMNATION CASES, USE THE LOCATION OF THE TRACT OF LAND INVOLVED.

Attorneys *(If Known)*

II. BASIS OF JURISDICTION *(Place an "X" in One Box Only)*

- ☐ 1 U.S. Government Plaintiff
- ☐ 3 Federal Question *(U.S. Government Not a Party)*
- ☐ 2 U.S. Government Defendant
- ☒ 4 Diversity *(Indicate Citizenship of Parties in Item III)*

III. CITIZENSHIP OF PRINCIPAL PARTIES *(Place an "X" in One Box for Plaintiff and One Box for Defendant)* *(For Diversity Cases Only)*

	PTF	DEF		PTF	DEF
Citizen of This State	☐ 1	☒ 1	Incorporated *or* Principal Place of Business In This State	☐ 4	☐ 4
Citizen of Another State	☒ 2	☐ 2	Incorporated *and* Principal Place of Business In Another State	☐ 5	☐ 5
Citizen or Subject of a Foreign Country	☐ 3	☐ 3	Foreign Nation	☐ 6	☐ 6

IV. NATURE OF SUIT *(Place an "X" in One Box Only)*

Click here for: Nature of Suit Code Descriptions.

CONTRACT
- ☐ 110 Insurance
- ☐ 120 Marine
- ☐ 130 Miller Act
- ☐ 140 Negotiable Instrument
- ☐ 150 Recovery of Overpayment & Enforcement of Judgment
- ☐ 151 Medicare Act
- ☐ 152 Recovery of Defaulted Student Loans (Excludes Veterans)
- ☐ 153 Recovery of Overpayment of Veteran's Benefits
- ☐ 160 Stockholders' Suits
- ☐ 190 Other Contract
- ☐ 195 Contract Product Liability
- ☐ 196 Franchise

REAL PROPERTY
- ☐ 210 Land Condemnation
- ☐ 220 Foreclosure
- ☐ 230 Rent Lease & Ejectment
- ☐ 240 Torts to Land
- ☐ 245 Tort Product Liability
- ☐ 290 All Other Real Property

TORTS

PERSONAL INJURY
- ☐ 310 Airplane
- ☐ 315 Airplane Product Liability
- ☐ 320 Assault, Libel & Slander
- ☐ 330 Federal Employers' Liability
- ☐ 340 Marine
- ☐ 345 Marine Product Liability
- ☐ 350 Motor Vehicle
- ☐ 355 Motor Vehicle Product Liability
- ☐ 360 Other Personal Injury
- ☐ 362 Personal Injury - Medical Malpractice

PERSONAL INJURY
- ☐ 365 Personal Injury - Product Liability
- ☐ 367 Health Care/ Pharmaceutical Personal Injury Product Liability
- ☐ 368 Asbestos Personal Injury Product Liability

PERSONAL PROPERTY
- ☐ 370 Other Fraud
- ☐ 371 Truth in Lending
- ☒ 380 Other Personal Property Damage
- ☐ 385 Property Damage Product Liability

CIVIL RIGHTS
- ☐ 440 Other Civil Rights
- ☐ 441 Voting
- ☐ 442 Employment
- ☐ 443 Housing/ Accommodations
- ☐ 445 Amer. w/Disabilities - Employment
- ☐ 446 Amer. w/Disabilities - Other
- ☐ 448 Education

PRISONER PETITIONS

Habeas Corpus:
- ☐ 463 Alien Detainee
- ☐ 510 Motions to Vacate Sentence
- ☐ 530 General
- ☐ 535 Death Penalty

Other:
- ☐ 540 Mandamus & Other
- ☐ 550 Civil Rights
- ☐ 555 Prison Condition
- ☐ 560 Civil Detainee - Conditions of Confinement

FORFEITURE/PENALTY
- ☐ 625 Drug Related Seizure of Property 21 USC 881
- ☐ 690 Other

LABOR
- ☐ 710 Fair Labor Standards Act
- ☐ 720 Labor/Management Relations
- ☐ 740 Railway Labor Act
- ☐ 751 Family and Medical Leave Act
- ☐ 790 Other Labor Litigation
- ☐ 791 Employee Retirement Income Security Act

IMMIGRATION
- ☐ 462 Naturalization Application
- ☐ 465 Other Immigration Actions

BANKRUPTCY
- ☐ 422 Appeal 28 USC 158
- ☐ 423 Withdrawal 28 USC 157

PROPERTY RIGHTS
- ☐ 820 Copyrights
- ☐ 830 Patent
- ☐ 840 Trademark

SOCIAL SECURITY
- ☐ 861 HIA (1395ff)
- ☐ 862 Black Lung (923)
- ☐ 863 DIWC/DIWW (405(g))
- ☐ 864 SSID Title XVI
- ☐ 865 RSI (405(g))

FEDERAL TAX SUITS
- ☐ 870 Taxes (U.S. Plaintiff or Defendant)
- ☐ 871 IRS—Third Party 26 USC 7609

OTHER STATUTES
- ☐ 375 False Claims Act
- ☐ 376 Qui Tam (31 USC 3729(a))
- ☐ 400 State Reapportionment
- ☐ 410 Antitrust
- ☐ 430 Banks and Banking
- ☐ 450 Commerce
- ☐ 460 Deportation
- ☐ 470 Racketeer Influenced and Corrupt Organizations
- ☐ 480 Consumer Credit
- ☐ 490 Cable/Sat TV
- ☐ 850 Securities/Commodities/ Exchange
- ☐ 890 Other Statutory Actions
- ☐ 891 Agricultural Acts
- ☐ 893 Environmental Matters
- ☐ 895 Freedom of Information Act
- ☐ 896 Arbitration
- ☐ 899 Administrative Procedure Act/Review or Appeal of Agency Decision
- ☐ 950 Constitutionality of State Statutes

V. ORIGIN *(Place an "X" in One Box Only)*

- ☒ 1 Original Proceeding
- ☐ 2 Removed from State Court
- ☐ 3 Remanded from Appellate Court
- ☐ 4 Reinstated or Reopened
- ☐ 5 Transferred from Another District *(specify)*
- ☐ 6 Multidistrict Litigation - Transfer
- ☐ 8 Multidistrict Litigation - Direct File

VI. CAUSE OF ACTION

Cite the U.S. Civil Statute under which you are filing *(Do not cite jurisdictional statutes unless diversity)*:
28 U.S.C. § 1332

Brief description of cause:
Defendants breached their fiduciary duty owed to Plaintiff by, inter alia, abusing litigation/regulatory process.

VII. REQUESTED IN COMPLAINT:

☐ CHECK IF THIS IS A CLASS ACTION UNDER RULE 23, F.R.Cv.P.

DEMAND $

CHECK YES only if demanded in complaint:
JURY DEMAND: ☒ Yes ☐ No

VIII. RELATED CASE(S) IF ANY

(See instructions): JUDGE DOCKET NUMBER

DATE: 09/04/2020

SIGNATURE OF ATTORNEY OF RECORD: /s/ Jason R. Scherr

FOR OFFICE USE ONLY

RECEIPT # AMOUNT APPLYING IFP JUDGE MAG. JUDGE

INSTRUCTIONS FOR ATTORNEYS COMPLETING CIVIL COVER SHEET FORM JS 44

Authority For Civil Cover Sheet

The JS 44 civil cover sheet and the information contained herein neither replaces nor supplements the filings and service of pleading or other papers as required by law, except as provided by local rules of court. This form, approved by the Judicial Conference of the United States in September 1974, is required for the use of the Clerk of Court for the purpose of initiating the civil docket sheet. Consequently, a civil cover sheet is submitted to the Clerk of Court for each civil complaint filed. The attorney filing a case should complete the form as follows:

I.(a) **Plaintiffs-Defendants.** Enter names (last, first, middle initial) of plaintiff and defendant. If the plaintiff or defendant is a government agency, use only the full name or standard abbreviations. If the plaintiff or defendant is an official within a government agency, identify first the agency and then the official, giving both name and title.

(b) **County of Residence.** For each civil case filed, except U.S. plaintiff cases, enter the name of the county where the first listed plaintiff resides at the time of filing. In U.S. plaintiff cases, enter the name of the county in which the first listed defendant resides at the time of filing. (NOTE: In land condemnation cases, the county of residence of the "defendant" is the location of the tract of land involved.)

(c) **Attorneys.** Enter the firm name, address, telephone number, and attorney of record. If there are several attorneys, list them on an attachment, noting in this section "(see attachment)".

II. **Jurisdiction.** The basis of jurisdiction is set forth under Rule 8(a), F.R.Cv.P., which requires that jurisdictions be shown in pleadings. Place an "X" in one of the boxes. If there is more than one basis of jurisdiction, precedence is given in the order shown below.
United States plaintiff. (1) Jurisdiction based on 28 U.S.C. 1345 and 1348. Suits by agencies and officers of the United States are included here.
United States defendant. (2) When the plaintiff is suing the United States, its officers or agencies, place an "X" in this box.
Federal question. (3) This refers to suits under 28 U.S.C. 1331, where jurisdiction arises under the Constitution of the United States, an amendment to the Constitution, an act of Congress or a treaty of the United States. In cases where the U.S. is a party, the U.S. plaintiff or defendant code takes precedence, and box 1 or 2 should be marked.
Diversity of citizenship. (4) This refers to suits under 28 U.S.C. 1332, where parties are citizens of different states. When Box 4 is checked, the citizenship of the different parties must be checked. (See Section III below; **NOTE: federal question actions take precedence over diversity cases.**)

III. **Residence (citizenship) of Principal Parties.** This section of the JS 44 is to be completed if diversity of citizenship was indicated above. Mark this section for each principal party.

IV. Nature of Suit. Place an "X" in the appropriate box. If there are multiple nature of suit codes associated with the case, pick the nature of suit code that is most applicable. Click here for: Nature of Suit Code Descriptions.

V. **Origin.** Place an "X" in one of the seven boxes.
Original Proceedings. (1) Cases which originate in the United States district courts.
Removed from State Court. (2) Proceedings initiated in state courts may be removed to the district courts under Title 28 U.S.C., Section 1441. When the petition for removal is granted, check this box.
Remanded from Appellate Court. (3) Check this box for cases remanded to the district court for further action. Use the date of remand as the filing date.
Reinstated or Reopened. (4) Check this box for cases reinstated or reopened in the district court. Use the reopening date as the filing date.
Transferred from Another District. (5) For cases transferred under Title 28 U.S.C. Section 1404(a). Do not use this for within district transfers or multidistrict litigation transfers.
Multidistrict Litigation – Transfer. (6) Check this box when a multidistrict case is transferred into the district under authority of Title 28 U.S.C. Section 1407.
Multidistrict Litigation – Direct File. (8) Check this box when a multidistrict case is filed in the same district as the Master MDL docket.
PLEASE NOTE THAT THERE IS NOT AN ORIGIN CODE 7. Origin Code 7 was used for historical records and is no longer relevant due to changes in statue.

VI. **Cause of Action.** Report the civil statute directly related to the cause of action and give a brief description of the cause. **Do not cite jurisdictional statutes unless diversity.** Example: U.S. Civil Statute: 47 USC 553 Brief Description: Unauthorized reception of cable service

VII. **Requested in Complaint.** Class Action. Place an "X" in this box if you are filing a class action under Rule 23, F.R.Cv.P.
Demand. In this space enter the actual dollar amount being demanded or indicate other demand, such as a preliminary injunction.
Jury Demand. Check the appropriate box to indicate whether or not a jury is being demanded.

VIII. **Related Cases.** This section of the JS 44 is used to reference related pending cases, if any. If there are related pending cases, insert the docket numbers and the corresponding judge names for such cases.

Date and Attorney Signature. Date and sign the civil cover sheet.

AO 440 (Rev. 06/12) Summons in a Civil Action

UNITED STATES DISTRICT COURT

for the

District of Maryland

DRIVER OPPORTUNITY PARTNERS I, LP., a Delaware Limited Partnership

Plaintiff(s)

v.

FIRST UNITED CORPORATION, a Maryland corporation, et al.

Defendant(s)

Civil Action No. 1:20-cv-2575

SUMMONS IN A CIVIL ACTION

To: *(Defendant's name and address)* First United Corporation, a Maryland Corporation

c/o William B. Grant, registered agent
19 S. Second Street
Oakland, MD 21550

A lawsuit has been filed against you.

Within 21 days after service of this summons on you (not counting the day you received it) — or 60 days if you are the United States or a United States agency, or an officer or employee of the United States described in Fed. R. Civ. P. 12 (a)(2) or (3) — you must serve on the plaintiff an answer to the attached complaint or a motion under Rule 12 of the Federal Rules of Civil Procedure. The answer or motion must be served on the plaintiff or plaintiff's attorney, whose name and address are: Jason R. Scherr
Morgan, Lewis & Bockius LLP
1111 Pennsylvania Ave, NW
Washington, DC 20004
jr.scherr@morganlewis.com

If you fail to respond, judgment by default will be entered against you for the relief demanded in the complaint. You also must file your answer or motion with the court.

CLERK OF COURT

Date: ____________________

____
Signature of Clerk or Deputy Clerk

Civil Action No. 1:20-cv-2575

PROOF OF SERVICE

(This section should not be filed with the court unless required by Fed. R. Civ. P. 4 (l))

This summons for *(name of individual and title, if any)* ____________________
was received by me on *(date)* ____________ .

❒ I personally served the summons on the individual at *(place)* ____________________
____________________ on *(date)* ____________ ; or

❒ I left the summons at the individual's residence or usual place of abode with *(name)* ____________
____________________ , a person of suitable age and discretion who resides there,
on *(date)* ____________ , and mailed a copy to the individual's last known address; or

❒ I served the summons on *(name of individual)* ____________________ , who is
designated by law to accept service of process on behalf of *(name of organization)* ____________
____________________ on *(date)* ____________ ; or

❒ I returned the summons unexecuted because ____________________ ; or

❒ Other *(specify)*:

My fees are $ ________ for travel and $ ________ for services, for a total of $ 0.00 .

I declare under penalty of perjury that this information is true.

Date: ____________

____
Server's signature

____
Printed name and title

____
Server's address

Additional information regarding attempted service, etc:

AO 440 (Rev. 06/12) Summons in a Civil Action

UNITED STATES DISTRICT COURT

for the

District of Maryland

DRIVER OPPORTUNITY PARTNERS I, LP., a Delaware Limited Partnership *Plaintiff(s)* v. FIRST UNITED CORPORATION, a Maryland corporation, et al. *Defendant(s)*	Civil Action No. 1:20-cv-2575

SUMMONS IN A CIVIL ACTION

To: *(Defendant's name and address)* John F. Barr
12404 Rocky Fountain Lane
Clear Spring, MD 21722-1763

A lawsuit has been filed against you.

Within 21 days after service of this summons on you (not counting the day you received it) — or 60 days if you are the United States or a United States agency, or an officer or employee of the United States described in Fed. R. Civ. P. 12 (a)(2) or (3) — you must serve on the plaintiff an answer to the attached complaint or a motion under Rule 12 of the Federal Rules of Civil Procedure. The answer or motion must be served on the plaintiff or plaintiff's attorney, whose name and address are: Jason R. Scherr
Morgan, Lewis & Bockius LLP
1111 Pennsylvania Ave, NW
Washington, DC 20004
jr.scherr@morganlewis.com

If you fail to respond, judgment by default will be entered against you for the relief demanded in the complaint. You also must file your answer or motion with the court.

CLERK OF COURT

Date: ______________________

____
Signature of Clerk or Deputy Clerk

Civil Action No. 1:20-cv-2575

PROOF OF SERVICE

(This section should not be filed with the court unless required by Fed. R. Civ. P. 4 (l))

This summons for *(name of individual and title, if any)* ______________________
was received by me on *(date)* ______________ .

❒ I personally served the summons on the individual at *(place)* ______________________
______________________ on *(date)* ______________ ; or

❒ I left the summons at the individual's residence or usual place of abode with *(name)* ______________
______________________ , a person of suitable age and discretion who resides there,
on *(date)* ______________ , and mailed a copy to the individual's last known address; or

❒ I served the summons on *(name of individual)* ______________________ , who is
designated by law to accept service of process on behalf of *(name of organization)* ______________
______________________ on *(date)* ______________ ; or

❒ I returned the summons unexecuted because ______________________ ; or

❒ Other *(specify)*:

My fees are $ __________ for travel and $ __________ for services, for a total of $ 0.00 .

I declare under penalty of perjury that this information is true.

Date: ______________

____
Server's signature

____
Printed name and title

____
Server's address

Additional information regarding attempted service, etc:

AO 440 (Rev. 06/12) Summons in a Civil Action

UNITED STATES DISTRICT COURT

for the

District of Maryland

DRIVER OPPORTUNITY PARTNERS I, LP., a Delaware Limited Partnership *Plaintiff(s)* v. FIRST UNITED CORPORATION, a Maryland corporation, et al. *Defendant(s)*	Civil Action No. 1:20-cv-2575

SUMMONS IN A CIVIL ACTION

To: *(Defendant's name and address)* Brian R. Boal
317 E. Oak Street, #1
Oakland, MD 21550

A lawsuit has been filed against you.

Within 21 days after service of this summons on you (not counting the day you received it) — or 60 days if you are the United States or a United States agency, or an officer or employee of the United States described in Fed. R. Civ. P. 12 (a)(2) or (3) — you must serve on the plaintiff an answer to the attached complaint or a motion under Rule 12 of the Federal Rules of Civil Procedure. The answer or motion must be served on the plaintiff or plaintiff's attorney, whose name and address are: Jason R. Scherr
Morgan, Lewis & Bockius LLP
1111 Pennsylvania Ave, NW
Washington, DC 20004
jr.scherr@morganlewis.com

If you fail to respond, judgment by default will be entered against you for the relief demanded in the complaint. You also must file your answer or motion with the court.

CLERK OF COURT

Date: ______________________

____
Signature of Clerk or Deputy Clerk

Civil Action No. 1:20-cv-2575

PROOF OF SERVICE

(This section should not be filed with the court unless required by Fed. R. Civ. P. 4 (l))

This summons for *(name of individual and title, if any)* ______________________
was received by me on *(date)* ______________ .

❒ I personally served the summons on the individual at *(place)* ______________________
______________________ on *(date)* ______________ ; or

❒ I left the summons at the individual's residence or usual place of abode with *(name)* ______________
______________________ , a person of suitable age and discretion who resides there,
on *(date)* ______________ , and mailed a copy to the individual's last known address; or

❒ I served the summons on *(name of individual)* ______________________ , who is
designated by law to accept service of process on behalf of *(name of organization)* ______________
______________________ on *(date)* ______________ ; or

❒ I returned the summons unexecuted because ______________________ ; or

❒ Other *(specify)*:

My fees are $ __________ for travel and $ __________ for services, for a total of $ 0.00 .

I declare under penalty of perjury that this information is true.

Date: ______________

____
Server's signature

____
Printed name and title

____
Server's address

Additional information regarding attempted service, etc:

AO 440 (Rev. 06/12) Summons in a Civil Action

UNITED STATES DISTRICT COURT

for the

District of Maryland

DRIVER OPPORTUNITY PARTNERS I, LP., a Delaware Limited Partnership

Plaintiff(s)

v.

FIRST UNITED CORPORATION, a Maryland corporation, et al.

Defendant(s)

Civil Action No. 1:20-cv-2575

SUMMONS IN A CIVIL ACTION

To: *(Defendant's name and address)* M. Kathryn Burkey
120 S. Liberty Street
Cumberland, MD 21502

A lawsuit has been filed against you.

Within 21 days after service of this summons on you (not counting the day you received it) — or 60 days if you are the United States or a United States agency, or an officer or employee of the United States described in Fed. R. Civ. P. 12 (a)(2) or (3) — you must serve on the plaintiff an answer to the attached complaint or a motion under Rule 12 of the Federal Rules of Civil Procedure. The answer or motion must be served on the plaintiff or plaintiff's attorney, whose name and address are: Jason R. Scherr
Morgan, Lewis & Bockius LLP
1111 Pennsylvania Ave, NW
Washington, DC 20004
jr.scherr@morganlewis.com

If you fail to respond, judgment by default will be entered against you for the relief demanded in the complaint. You also must file your answer or motion with the court.

CLERK OF COURT

Date: ____________________

____
Signature of Clerk or Deputy Clerk

Civil Action No. 1:20-cv-2575

PROOF OF SERVICE

(This section should not be filed with the court unless required by Fed. R. Civ. P. 4 (l))

This summons for *(name of individual and title, if any)* ______________________

was received by me on *(date)* ______________ .

❒ I personally served the summons on the individual at *(place)* ______________________

______________________ on *(date)* ______________ ; or

❒ I left the summons at the individual's residence or usual place of abode with *(name)* ______________

______________________ , a person of suitable age and discretion who resides there,

on *(date)* ______________ , and mailed a copy to the individual's last known address; or

❒ I served the summons on *(name of individual)* ______________________ , who is

designated by law to accept service of process on behalf of *(name of organization)* ______________

______________________ on *(date)* ______________ ; or

❒ I returned the summons unexecuted because ______________________ ; or

❒ Other *(specify)*:

My fees are $ ________ for travel and $ ________ for services, for a total of $ 0.00 .

I declare under penalty of perjury that this information is true.

Date: ______________

____
Server's signature

____
Printed name and title

____
Server's address

Additional information regarding attempted service, etc:

AO 440 (Rev. 06/12) Summons in a Civil Action

UNITED STATES DISTRICT COURT

for the

District of Maryland

DRIVER OPPORTUNITY PARTNERS I, LP., a Delaware Limited Partnership *Plaintiff(s)* v. FIRST UNITED CORPORATION, a Maryland corporation, et al. *Defendant(s)*	Civil Action No. 1:20-cv-2575

SUMMONS IN A CIVIL ACTION

To: *(Defendant's name and address)* Robert W. Kurtz
139 N. Second Street
Oakland, MD 21550

A lawsuit has been filed against you.

Within 21 days after service of this summons on you (not counting the day you received it) — or 60 days if you are the United States or a United States agency, or an officer or employee of the United States described in Fed. R. Civ. P. 12 (a)(2) or (3) — you must serve on the plaintiff an answer to the attached complaint or a motion under Rule 12 of the Federal Rules of Civil Procedure. The answer or motion must be served on the plaintiff or plaintiff's attorney, whose name and address are: Jason R. Scherr
Morgan, Lewis & Bockius LLP
1111 Pennsylvania Ave, NW
Washington, DC 20004
jr.scherr@morganlewis.com

If you fail to respond, judgment by default will be entered against you for the relief demanded in the complaint. You also must file your answer or motion with the court.

CLERK OF COURT

Date: ____________________

____
Signature of Clerk or Deputy Clerk

AO 440 (Rev. 06/12) Summons in a Civil Action (Page 2)

Civil Action No. 1:20-cv-2575

PROOF OF SERVICE

(This section should not be filed with the court unless required by Fed. R. Civ. P. 4 (l))

This summons for *(name of individual and title, if any)* ______________________
was received by me on *(date)* ______________ .

❒ I personally served the summons on the individual at *(place)* ______________________
______________________ on *(date)* ______________ ; or

❒ I left the summons at the individual's residence or usual place of abode with *(name)* ______________
______________________ , a person of suitable age and discretion who resides there,
on *(date)* ______________ , and mailed a copy to the individual's last known address; or

❒ I served the summons on *(name of individual)* ______________________ , who is
designated by law to accept service of process on behalf of *(name of organization)* ______________
______________________ on *(date)* ______________ ; or

❒ I returned the summons unexecuted because ______________________ ; or

❒ Other *(specify)*:

My fees are $ ________ for travel and $ ________ for services, for a total of $ 0.00 .

I declare under penalty of perjury that this information is true.

Date: ______________

____
Server's signature

____
Printed name and title

____
Server's address

Additional information regarding attempted service, etc:

AO 440 (Rev. 06/12) Summons in a Civil Action

UNITED STATES DISTRICT COURT

for the

District of Maryland

DRIVER OPPORTUNITY PARTNERS I, LP., a Delaware Limited Partnership

Plaintiff(s)

v.

FIRST UNITED CORPORATION, a Maryland corporation, et al.

Defendant(s)

Civil Action No. 1:20-cv-2575

SUMMONS IN A CIVIL ACTION

To: *(Defendant's name and address)* John W. McCullough
255 Tomar Drive
Oakland, MD 21550

A lawsuit has been filed against you.

Within 21 days after service of this summons on you (not counting the day you received it) — or 60 days if you are the United States or a United States agency, or an officer or employee of the United States described in Fed. R. Civ. P. 12 (a)(2) or (3) — you must serve on the plaintiff an answer to the attached complaint or a motion under Rule 12 of the Federal Rules of Civil Procedure. The answer or motion must be served on the plaintiff or plaintiff's attorney, whose name and address are: Jason R. Scherr
Morgan, Lewis & Bockius LLP
1111 Pennsylvania Ave, NW
Washington, DC 20004
jr.scherr@morganlewis.com

If you fail to respond, judgment by default will be entered against you for the relief demanded in the complaint. You also must file your answer or motion with the court.

CLERK OF COURT

Date: ______________________

____
Signature of Clerk or Deputy Clerk

Civil Action No. 1:20-cv-2575

PROOF OF SERVICE

(This section should not be filed with the court unless required by Fed. R. Civ. P. 4 (l))

This summons for *(name of individual and title, if any)* ____________________
was received by me on *(date)* ____________ .

❒ I personally served the summons on the individual at *(place)* ____________________
____________________ on *(date)* ____________ ; or

❒ I left the summons at the individual's residence or usual place of abode with *(name)* ____________
____________________ , a person of suitable age and discretion who resides there,
on *(date)* ____________ , and mailed a copy to the individual's last known address; or

❒ I served the summons on *(name of individual)* ____________________ , who is
designated by law to accept service of process on behalf of *(name of organization)* ____________
____________________ on *(date)* ____________ ; or

❒ I returned the summons unexecuted because ____________________ ; or

❒ Other *(specify)*:

My fees are $ ________ for travel and $ ________ for services, for a total of $ 0.00 .

I declare under penalty of perjury that this information is true.

Date: ____________

____
Server's signature

____
Printed name and title

____
Server's address

Additional information regarding attempted service, etc:

AO 440 (Rev. 06/12) Summons in a Civil Action

UNITED STATES DISTRICT COURT

for the

District of Maryland

DRIVER OPPORTUNITY PARTNERS I, LP., a Delaware Limited Partnership

Plaintiff(s)

v.

FIRST UNITED CORPORATION, a Maryland corporation, et al.

Defendant(s)

Civil Action No. 1:20-cv-2575

SUMMONS IN A CIVIL ACTION

To: *(Defendant's name and address)* Elaine L. McDonald
672 White Oak Drive
Swanton, MD 21561

A lawsuit has been filed against you.

Within 21 days after service of this summons on you (not counting the day you received it) — or 60 days if you are the United States or a United States agency, or an officer or employee of the United States described in Fed. R. Civ. P. 12 (a)(2) or (3) — you must serve on the plaintiff an answer to the attached complaint or a motion under Rule 12 of the Federal Rules of Civil Procedure. The answer or motion must be served on the plaintiff or plaintiff's attorney, whose name and address are: Jason R. Scherr
Morgan, Lewis & Bockius LLP
1111 Pennsylvania Ave, NW
Washington, DC 20004
jr.scherr@morganlewis.com

If you fail to respond, judgment by default will be entered against you for the relief demanded in the complaint. You also must file your answer or motion with the court.

CLERK OF COURT

Date: ____________________

____
Signature of Clerk or Deputy Clerk

Civil Action No. 1:20-cv-2575

PROOF OF SERVICE

(This section should not be filed with the court unless required by Fed. R. Civ. P. 4 (l))

This summons for *(name of individual and title, if any)* ______________________

was received by me on *(date)* ______________ .

❒ I personally served the summons on the individual at *(place)* ______________________

______________________ on *(date)* ______________ ; or

❒ I left the summons at the individual's residence or usual place of abode with *(name)* ______________

______________________ , a person of suitable age and discretion who resides there,

on *(date)* ______________ , and mailed a copy to the individual's last known address; or

❒ I served the summons on *(name of individual)* ______________________ , who is

designated by law to accept service of process on behalf of *(name of organization)* ______________

______________________ on *(date)* ______________ ; or

❒ I returned the summons unexecuted because ______________________ ; or

❒ Other *(specify)*:

My fees are $ ______________ for travel and $ ______________ for services, for a total of $ 0.00 .

I declare under penalty of perjury that this information is true.

Date: ______________

____
Server's signature

____
Printed name and title

____
Server's address

Additional information regarding attempted service, etc:

AO 440 (Rev. 06/12) Summons in a Civil Action

UNITED STATES DISTRICT COURT

for the

District of Maryland

DRIVER OPPORTUNITY PARTNERS I, LP., a Delaware Limited Partnership	)	
Plaintiff(s)	)	
v.	)	Civil Action No. 1:20-cv-2575
FIRST UNITED CORPORATION, a Maryland corporation, et al.	)	
Defendant(s)	)	

SUMMONS IN A CIVIL ACTION

To: *(Defendant's name and address)* Patricia Milon
1406 Ingeborg Court
McLean, VA 22101

A lawsuit has been filed against you.

Within 21 days after service of this summons on you (not counting the day you received it) — or 60 days if you are the United States or a United States agency, or an officer or employee of the United States described in Fed. R. Civ. P. 12 (a)(2) or (3) — you must serve on the plaintiff an answer to the attached complaint or a motion under Rule 12 of the Federal Rules of Civil Procedure. The answer or motion must be served on the plaintiff or plaintiff's attorney, whose name and address are: Jason R. Scherr
Morgan, Lewis & Bockius LLP
1111 Pennsylvania Ave, NW
Washington, DC 20004
jr.scherr@morganlewis.com

If you fail to respond, judgment by default will be entered against you for the relief demanded in the complaint. You also must file your answer or motion with the court.

CLERK OF COURT

Date: ______________________

____
Signature of Clerk or Deputy Clerk

Civil Action No. 1:20-cv-2575

PROOF OF SERVICE

(This section should not be filed with the court unless required by Fed. R. Civ. P. 4 (l))

This summons for *(name of individual and title, if any)* ______________________

was received by me on *(date)* ______________ .

❒ I personally served the summons on the individual at *(place)* ______________________

______________________ on *(date)* ______________ ; or

❒ I left the summons at the individual's residence or usual place of abode with *(name)* ______________

______________________ , a person of suitable age and discretion who resides there,

on *(date)* ______________ , and mailed a copy to the individual's last known address; or

❒ I served the summons on *(name of individual)* ______________________ , who is

designated by law to accept service of process on behalf of *(name of organization)* ______________

______________________ on *(date)* ______________ ; or

❒ I returned the summons unexecuted because ______________________ ; or

❒ Other *(specify)*:

My fees are $ __________ for travel and $ __________ for services, for a total of $ 0.00 .

I declare under penalty of perjury that this information is true.

Date: ______________

____
Server's signature

____
Printed name and title

____
Server's address

Additional information regarding attempted service, etc:

AO 440 (Rev. 06/12) Summons in a Civil Action

UNITED STATES DISTRICT COURT

for the

District of Maryland

DRIVER OPPORTUNITY PARTNERS I, LP., a Delaware Limited Partnership	)	
Plaintiff(s)	)	
v.	)	Civil Action No. 1:20-cv-2575
FIRST UNITED CORPORATION, a Maryland corporation, et al.	)	
Defendant(s)	)	

SUMMONS IN A CIVIL ACTION

To: *(Defendant's name and address)* Carissa L. Rodeheaver
1546 Orendorf Road
Accident, MD 21520

A lawsuit has been filed against you.

Within 21 days after service of this summons on you (not counting the day you received it) — or 60 days if you are the United States or a United States agency, or an officer or employee of the United States described in Fed. R. Civ. P. 12 (a)(2) or (3) — you must serve on the plaintiff an answer to the attached complaint or a motion under Rule 12 of the Federal Rules of Civil Procedure. The answer or motion must be served on the plaintiff or plaintiff's attorney, whose name and address are: Jason R. Scherr
Morgan, Lewis & Bockius LLP
1111 Pennsylvania Ave, NW
Washington, DC 20004
jr.scherr@morganlewis.com

If you fail to respond, judgment by default will be entered against you for the relief demanded in the complaint. You also must file your answer or motion with the court.

CLERK OF COURT

Date: ______________________

____
Signature of Clerk or Deputy Clerk

AO 440 (Rev. 06/12) Summons in a Civil Action (Page 2)

Civil Action No. 1:20-cv-2575

PROOF OF SERVICE

(This section should not be filed with the court unless required by Fed. R. Civ. P. 4 (l))

This summons for *(name of individual and title, if any)* ______________________
was received by me on *(date)* ______________ .

❒ I personally served the summons on the individual at *(place)* ______________________
______________________ on *(date)* ______________ ; or

❒ I left the summons at the individual's residence or usual place of abode with *(name)* ______________
______________________ , a person of suitable age and discretion who resides there,
on *(date)* ______________ , and mailed a copy to the individual's last known address; or

❒ I served the summons on *(name of individual)* ______________________ , who is
designated by law to accept service of process on behalf of *(name of organization)* ______________
______________________ on *(date)* ______________ ; or

❒ I returned the summons unexecuted because ______________________ ; or

❒ Other *(specify)*:

My fees are $ __________ for travel and $ __________ for services, for a total of $ 0.00 .

I declare under penalty of perjury that this information is true.

Date: ______________

____
Server's signature

____
Printed name and title

____
Server's address

Additional information regarding attempted service, etc:

AO 440 (Rev. 06/12) Summons in a Civil Action

UNITED STATES DISTRICT COURT

for the

District of Maryland

DRIVER OPPORTUNITY PARTNERS I, LP., a Delaware Limited Partnership

Plaintiff(s)

v.

FIRST UNITED CORPORATION, a Maryland corporation, et al.

Defendant(s)

Civil Action No. 1:20-cv-2575

SUMMONS IN A CIVIL ACTION

To: *(Defendant's name and address)* Gary R. Ruddell
One Corporate Drive
Grantsville, MD 21536

A lawsuit has been filed against you.

Within 21 days after service of this summons on you (not counting the day you received it) — or 60 days if you are the United States or a United States agency, or an officer or employee of the United States described in Fed. R. Civ. P. 12 (a)(2) or (3) — you must serve on the plaintiff an answer to the attached complaint or a motion under Rule 12 of the Federal Rules of Civil Procedure. The answer or motion must be served on the plaintiff or plaintiff's attorney, whose name and address are: Jason R. Scherr
Morgan, Lewis & Bockius LLP
1111 Pennsylvania Ave, NW
Washington, DC 20004
jr.scherr@morganlewis.com

If you fail to respond, judgment by default will be entered against you for the relief demanded in the complaint. You also must file your answer or motion with the court.

CLERK OF COURT

Date: ____________________

____
Signature of Clerk or Deputy Clerk

Civil Action No. 1:20-cv-2575

PROOF OF SERVICE

(This section should not be filed with the court unless required by Fed. R. Civ. P. 4 (l))

This summons for *(name of individual and title, if any)* ____________________
was received by me on *(date)* ____________ .

❒ I personally served the summons on the individual at *(place)* ____________________
____________________ on *(date)* ____________ ; or

❒ I left the summons at the individual's residence or usual place of abode with *(name)* ____________
____________________ , a person of suitable age and discretion who resides there,
on *(date)* ____________ , and mailed a copy to the individual's last known address; or

❒ I served the summons on *(name of individual)* ____________________ , who is
designated by law to accept service of process on behalf of *(name of organization)* ____________
____________________ on *(date)* ____________ ; or

❒ I returned the summons unexecuted because ____________________ ; or

❒ Other *(specify)*:

My fees are $ ________ for travel and $ ________ for services, for a total of $ 0.00 .

I declare under penalty of perjury that this information is true.

Date: ____________

____
Server's signature

____
Printed name and title

____
Server's address

Additional information regarding attempted service, etc:

AO 440 (Rev. 06/12) Summons in a Civil Action

UNITED STATES DISTRICT COURT

for the

District of Maryland

DRIVER OPPORTUNITY PARTNERS I, LP., a Delaware Limited Partnership

Plaintiff(s)

v.

FIRST UNITED CORPORATION, a Maryland corporation, et al.

Defendant(s)

Civil Action No. 1:20-cv-2575

SUMMONS IN A CIVIL ACTION

To: *(Defendant's name and address)* I. Robert Rudy
115 S. Second Street
Oakland, MD 21550

A lawsuit has been filed against you.

Within 21 days after service of this summons on you (not counting the day you received it) — or 60 days if you are the United States or a United States agency, or an officer or employee of the United States described in Fed. R. Civ. P. 12 (a)(2) or (3) — you must serve on the plaintiff an answer to the attached complaint or a motion under Rule 12 of the Federal Rules of Civil Procedure. The answer or motion must be served on the plaintiff or plaintiff's attorney, whose name and address are: Jason R. Scherr
Morgan, Lewis & Bockius LLP
1111 Pennsylvania Ave, NW
Washington, DC 20004
jr.scherr@morganlewis.com

If you fail to respond, judgment by default will be entered against you for the relief demanded in the complaint. You also must file your answer or motion with the court.

CLERK OF COURT

Date: ____________________

____
Signature of Clerk or Deputy Clerk

Civil Action No. 1:20-cv-2575

PROOF OF SERVICE

(This section should not be filed with the court unless required by Fed. R. Civ. P. 4 (l))

This summons for *(name of individual and title, if any)* ______________________

was received by me on *(date)* ______________ .

❒ I personally served the summons on the individual at *(place)* ______________________

______________________ on *(date)* ______________ ; or

❒ I left the summons at the individual's residence or usual place of abode with *(name)* ______________

______________________ , a person of suitable age and discretion who resides there,

on *(date)* ______________ , and mailed a copy to the individual's last known address; or

❒ I served the summons on *(name of individual)* ______________________ , who is

designated by law to accept service of process on behalf of *(name of organization)* ______________

______________________ on *(date)* ______________ ; or

❒ I returned the summons unexecuted because ______________________ ; or

❒ Other *(specify)*:

My fees are $ __________ for travel and $ __________ for services, for a total of $ 0.00 .

I declare under penalty of perjury that this information is true.

Date: ______________

____
Server's signature

____
Printed name and title

____
Server's address

Additional information regarding attempted service, etc:

AO 440 (Rev. 06/12) Summons in a Civil Action

UNITED STATES DISTRICT COURT

for the

District of Maryland

DRIVER OPPORTUNITY PARTNERS I, LP., a Delaware Limited Partnership	)	
Plaintiff(s)	)	
v.	)	Civil Action No. 1:20-cv-2575
FIRST UNITED CORPORATION, a Maryland corporation, et al.	)	
Defendant(s)	)	

SUMMONS IN A CIVIL ACTION

To: *(Defendant's name and address)* Marisa A. Shockley
3018 Old Annapolis Trail
Frederick, MD 21701

A lawsuit has been filed against you.

Within 21 days after service of this summons on you (not counting the day you received it) — or 60 days if you are the United States or a United States agency, or an officer or employee of the United States described in Fed. R. Civ. P. 12 (a)(2) or (3) — you must serve on the plaintiff an answer to the attached complaint or a motion under Rule 12 of the Federal Rules of Civil Procedure. The answer or motion must be served on the plaintiff or plaintiff's attorney, whose name and address are: Jason R. Scherr
Morgan, Lewis & Bockius LLP
1111 Pennsylvania Ave, NW
Washington, DC 20004
jr.scherr@morganlewis.com

If you fail to respond, judgment by default will be entered against you for the relief demanded in the complaint. You also must file your answer or motion with the court.

CLERK OF COURT

Date: ____________________ ____________________________

Signature of Clerk or Deputy Clerk

Civil Action No. 1:20-cv-2575

PROOF OF SERVICE

(This section should not be filed with the court unless required by Fed. R. Civ. P. 4 (l))

This summons for *(name of individual and title, if any)* ______________________

was received by me on *(date)* ______________ .

☐ I personally served the summons on the individual at *(place)* ______________________

______________________ on *(date)* ______________ ; or

☐ I left the summons at the individual's residence or usual place of abode with *(name)* ______________

______________________ , a person of suitable age and discretion who resides there,

on *(date)* ______________ , and mailed a copy to the individual's last known address; or

☐ I served the summons on *(name of individual)* ______________________ , who is

designated by law to accept service of process on behalf of *(name of organization)* ______________

______________________ on *(date)* ______________ ; or

☐ I returned the summons unexecuted because ______________________ ; or

☐ Other *(specify)*:

My fees are $ __________ for travel and $ __________ for services, for a total of $ 0.00 .

I declare under penalty of perjury that this information is true.

Date: ______________

____
Server's signature

____
Printed name and title

____
Server's address

Additional information regarding attempted service, etc:

AO 440 (Rev. 06/12) Summons in a Civil Action

UNITED STATES DISTRICT COURT

for the

District of Maryland

DRIVER OPPORTUNITY PARTNERS I, LP., a Delaware Limited Partnership

Plaintiff(s)

v.

FIRST UNITED CORPORATION, a Maryland corporation, et al.

Defendant(s)

Civil Action No. 1:20-cv-2575

SUMMONS IN A CIVIL ACTION

To: *(Defendant's name and address)* H. Andrew Walls, III
915 Green Bag Road
Morgantown, WV 26508

A lawsuit has been filed against you.

Within 21 days after service of this summons on you (not counting the day you received it) — or 60 days if you are the United States or a United States agency, or an officer or employee of the United States described in Fed. R. Civ. P. 12 (a)(2) or (3) — you must serve on the plaintiff an answer to the attached complaint or a motion under Rule 12 of the Federal Rules of Civil Procedure. The answer or motion must be served on the plaintiff or plaintiff's attorney, whose name and address are: Jason R. Scherr
Morgan, Lewis & Bockius LLP
1111 Pennsylvania Ave, NW
Washington, DC 20004
jr.scherr@morganlewis.com

If you fail to respond, judgment by default will be entered against you for the relief demanded in the complaint. You also must file your answer or motion with the court.

CLERK OF COURT

Date: ______________________

____
Signature of Clerk or Deputy Clerk

Civil Action No. 1:20-cv-2575

PROOF OF SERVICE

(This section should not be filed with the court unless required by Fed. R. Civ. P. 4 (l))

This summons for *(name of individual and title, if any)* ______________________
was received by me on *(date)* ______________ .

❒ I personally served the summons on the individual at *(place)* ______________________
______________________ on *(date)* ______________ ; or

❒ I left the summons at the individual's residence or usual place of abode with *(name)* ______________
______________________ , a person of suitable age and discretion who resides there,
on *(date)* ______________ , and mailed a copy to the individual's last known address; or

❒ I served the summons on *(name of individual)* ______________________ , who is
designated by law to accept service of process on behalf of *(name of organization)* ______________
______________________ on *(date)* ______________ ; or

❒ I returned the summons unexecuted because ______________________ ; or

❒ Other *(specify)*:

My fees are $ ________ for travel and $ ________ for services, for a total of $ 0.00 .

I declare under penalty of perjury that this information is true.

Date: ______________

____
Server's signature

____
Printed name and title

____
Server's address

Additional information regarding attempted service, etc: